UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )
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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12
FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Our ambition: to be the One Bank people most value and trust.

Lead Independent Director Letter to our Shareholders

To my Fellow Shareholders,

It is with great pride that I invite you to join us at the Fifth Third Bancorp 2025 Annual Shareholders Meeting, which will be held virtually on Tuesday, April 15, 2025. I’m pleased to have served the Board once again this year as Lead Independent Director.

In 2024, our Board maintained a focus on ensuring that Fifth Third delivers consistently strong results for our shareholders. The Board remained committed to the core principals of stability, profitability, and growth. Our balance sheet reflects stability through a diversified loan portfolio that is resilient to changes in the interest rate environment. We’ve achieved top-quartile profitability through well-diversified revenue streams and expense discipline. We continue to execute on our growth strategies, as evident in our Southeast expansion, middle market expansion, Commercial payments investment, increase in Wealth and Asset Management sales force, and technology modernization initiatives. With a strong and collaborative management team in place, the Board will continue to focus on a strategy that yields long-term growth and shareholder value.

This year, three of our esteemed and long-serving directors will retire. Marsha Williams joined our Board in 2008. Her contributions to our Board and our Company are innumerable. Having served as Lead Independent Director, she leaves the Board with a legacy of collegiality, consensus-building, and reasoned decision-making. Emerson Brumback joined our Board in 2009 after a successful career in the banking industry. Throughout his tenure as Audit Committee Chair and later as Risk and Compliance Committee Chair, Mr. Brumback demonstrated invaluable risk and operational expertise through varying economic cycles. Mike McCallister joined our Board in 2011 after a successful career at Humana, serving as its Chair, CEO, and President. Drawing on his experience as a public company CEO, he has provided a unique perspective on corporate transactions and chaired our Human Capital and Compensation Committee for several years with steady and thoughtful leadership. We wish Marsha, Emerson, and Mike the best in their retirements and remain most grateful for their extraordinary contributions to our Board and our Company. We believe our recent and continuing succession planning efforts have positioned the Board to maintain the appropriate expertise and experience to ensure our continued high level of effectiveness. We will continue to engage in succession planning initiatives into 2025 and beyond. Following the retirements of Ms. Williams and Messrs. Brumback and Heminger, our Board has voted to reduce its size to 13 members.

We look forward to the opportunities 2025 offers. Indeed, it is an exciting time for Fifth Third, and we look forward to continuing to serve you, our shareholders.

Regards,

Nicholas K. Akins Lead Independent Director

Notice of 2025 Annual Meeting of Shareholders

To: Holders of Outstanding Common Stock and 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A

Date and Time	Location	Vote
Tuesday, April 15, 2025, 11:30 a.m., Eastern Time	Virtual www.virtualshareholdermeeting.com/FITB2025	Shareholders of record at close of business on Friday, February 21, 2025 are entitled to vote

Items of Business:

1	Election 13 members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2026.

2	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2025.

3	An advisory approval of the Company’s compensation of its named executive officers.

4	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Even if you plan to attend the virtual meeting, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the virtual Annual Meeting:

Please note that any member of the public will be able to attend and listen to the Annual Meeting, though the submission of questions will be limited only to holders of Common Stock and of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A (and depository shares representing those shares) (collectively, “Series A, Class B Preferred Stock”) of the Company and the holders of shareholder proxies. Shareholders and others may access the Annual Meeting website beginning at approximately 11:15 a.m., Eastern Time on April 15, 2025. To vote at the meeting, Common Stock shareholders must use their 16-digit control number. For more information on attending the virtual Annual Meeting, please see page 2.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-870-0653.

By Order of the Board of Directors,

Michael L. Powell, Corporate Secretary

Proxy Statement Highlights

This highlights section does not contain all the information that you should consider before voting. Please read this entire Proxy Statement carefully. For more information on our 2024 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2024, a copy of which is available at ir.53.com.

Voting matters and Board recommendations:

Proposal	Board Recommendation

Election of 13 directors to serve until the Annual Meeting of Shareholders in 2026.	✓ “FOR” all nominees

Ratification of the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for Fifth Third Bancorp for the year 2025.	✓ “FOR”

Advisory approval of Fifth Third Bancorp’s compensation of its named executive officers.	✓ “FOR”

Casting your vote:

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Our Board of Directors is soliciting proxies and voting instructions for the Annual Meeting of Shareholders to be held virtually on Tuesday, April 15, 2025 at 11:30 a.m. Eastern Time. The proxy materials were first made available to shareholders on or about March 4, 2025.

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Your vote is important! Please cast your vote as soon as possible. If you vote by Internet or phone, you must vote no later than 11:59 p.m. Eastern Time on April 14, 2025 for Common Stock held directly and by 11:59 p.m. Eastern Time on April 10, 2025 for Common Stock held in a Plan and for Series A, Class B Preferred Stock.

Internet: www.proxyvote.com	Telephone: 1.800.690.6903	Mail: Sign, date, and mail the enclosed Proxy card.

For more information on how to cast your vote, please see pages 94-95.

Fifth Third 2025 Proxy Statement	1

PROXY STATEMENT HIGHLIGHTS

Attending the Annual Meeting:

The 2025 Annual Meeting of Shareholders (“Annual Meeting”) of Fifth Third Bancorp (the “Company,” the “Bancorp,” or “Fifth Third”) will be held in a virtual format only, via the internet. We have held virtual meetings in each year since 2020 and will continue to consider the benefits of future virtual meetings. We have carefully and thoughtfully structured our virtual meeting to include opportunities for participation which are consistent with previous in-person meetings. We believe that holding our Annual Meeting virtually facilitates greater shareholder attendance and participation by allowing all shareholders to participate equally, through any internet-connected device from any location, free of cost. In practice, we have experienced increased engagement and shareholder participation at our virtual Annual Meeting than occurred at meetings prior to our adopting a virtual format. As described below, we observe best practices for virtual shareholder meetings, including by providing a support line for technical and other assistance and addressing as many relevant shareholder questions as time allows.

The Annual Meeting will start at 11:30 a.m. Eastern Time on April 15, 2025. Shareholders and guests may join the virtual meeting beginning at 11:15 a.m. Eastern Time. Any member of the public is invited to attend as a guest and listen to the Annual Meeting by visiting www.virtualshareholdermeeting.com/FITB2025 and logging in as a guest. Shareholders of record of Fifth Third Common Stock or of Series A, Class B Preferred Stock, beneficial holders of Fifth Third Common Stock or of Series A, Class B Preferred Stock, or authorized representatives of a beneficial holder of Fifth Third Common Stock or of Series A, Class B Preferred Stock, or their legal proxy holders, as of the close of business on February 21, 2025, the record date, are entitled to submit questions at the virtual Annual Meeting. Shareholders may participate by visiting www.virtualshareholdermeeting.com/FITB2025 and choosing the shareholder log-in and entering their 16-digit control number that is printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials or your Proxy Card. We encourage shareholders and guests wishing to attend the Annual Meeting to visit www.virtualshareholdermeeting.com/FITB2025 in advance of the meeting to verify their internet connection, familiarize themselves with the online access process, and update their devices and/or browsers, as appropriate. The virtual Annual Meeting platform is fully supported across browsers and devices equipped with the most updated version of applicable software and plugins. Additionally, shareholders should allow sufficient time after logging in to ensure that they can hear streaming audio prior to the start of the meeting.

Anyone wishing to attend the meeting and encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the Company through Broadridge Financial Solutions, Inc. Technical support information is provided on the sign-in page.

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders will be able to attend, vote (in the case of holders of Common Stock), examine the shareholder list, and submit questions before and during a portion of the meeting via the online platform. Shareholders may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/FITB2025, and by typing a question into the “Ask a Question” field and clicking submit. Shareholders may submit questions beginning on April 8, 2025 by logging onto proxyvote.com with their 16-digit control number. Questions that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. Substantially similar questions may be combined.

Shareholders of Common Stock may vote during the Annual Meeting. Shareholders may also vote before the date of the Annual Meeting using one of the methods provided on the proxy card. Holders of depositary shares representing Preferred Stock may only submit voting instructions prior to the Annual Meeting using one of the methods provided on the proxy card. We recommend that shareholders vote by mail, internet, or telephone prior to the Annual Meeting, even if they plan to attend the Annual Meeting virtually.

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PROXY STATEMENT HIGHLIGHTS

About Our Company

Fifth Third is a diversified financial services company headquartered in Cincinnati, Ohio and is the indirect holding company of Fifth Third Bank, National Association. The Bancorp operates three main businesses: Commercial Banking, Consumer and Small Business Banking, and Wealth & Asset Management. Fifth Third has approximately 19,000 employees, banking centers across 11 states, and commercial and consumer lending presence across the United States.

Key Strategic Priorities

Stability

• Resilient balance sheet

• Strong credit profile

Profitability

• Diverse fee mix with high total revenue contribution

• Expense discipline

• NII growth and NIM expansion

Growth

• Southeast demographics

• Midwest and renewables infrastructure investments

• Technology-enabled product innovation

Fifth Third Bank Footprint Map

Toronto office
London office
Regional footprint
Key Southeast MSAs of focus
Major FITB markets[1] with a top 5 deposit share
Out of footprint corporate and middle market banking office

Defined as MSAs with $5BN+ in capped deposits (branch deposits capped at $250 million per June 2023 FDIC data)

Fifth Third 2025 Proxy Statement	3

PROXY STATEMENT HIGHLIGHTS

Corporate Performance Highlights

Strong financial performance, reflecting solid operating results

•	Our adjusted full-year return on assets, return on tangible common equity excluding AOCI, and efficiency ratio all finished among the top in our peer group

•	Prudently managed expenses throughout the year while continuing to invest in the business

•	Generated consumer household growth of 2.3% year-over-year, including six percent growth in our Southeast markets

Sustainability

•	Named one of the World’s Most Ethical Companies® by Ethisphere for the fifth time

•	Named among America’s top-performing companies on the issues most important to consumers as measured by JUST Capital and CNBC

•	Exceeded our $180 million commitment to prioritize financial access and neighborhood revitalization through our Neighborhood Program

•	Achieved over $42 billion towards our $100 billion environmental and social finance target through 2030

•	Operational sustainability targets to be achieved by 2030:

•	Purchase 100% renewable power (Achieved)

•	Reduce energy use by 40% (Achieved)

•	Reduce location-based greenhouse gas (“GHG emissions”) (Fifth Third’s scope 1 and 2 emissions) by 75% (currently at 54%)

•	Reduce potable water use by 50% (currently at 35%)

•	Divert 75% of waste from going to landfills (currently at 66%)

•	Reduce paper use by 75% and purchase remaining paper from certified sources (currently at 65%)

Robust capital & liquidity

•	Grew our Common Equity Tier 1 ratio 30 bps in 2024 to 10.6%

•	Maintained full Category 1 liquidity coverage ratio (“LCR”) compliance ending the year at 125%

•	Remained heavily core-funded, with loan-to-core deposit ratio ending the year at 73%

Strong shareholder returns

•	Increased quarterly cash dividend on common shares two cents, or six percent

•	Returned $1.6 billion of capital to our shareholders

Balance sheet management

•	Highest year-over-year retail deposit growth on a capped branch deposit basis

•	Maintained or improved market share rank in every market where we compete

•	Resilient balance sheet delivers positive momentum throughout 2024 in net interest income due to deposit rate management and fixed rate asset re-pricing

Disciplined risk management

•	Credit results continue to demonstrate our disciplined client selection, conservative underwriting, and granular, high-quality relationships

•	Asset quality trends remain strong and near historical averages and had $0 of net charge-offs in commercial real estate for the second straight year

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PROXY STATEMENT HIGHLIGHTS

Item 1: Election of Directors

The Board of Directors proposes the election of 13 directors to serve until the 2026 Annual Meeting of Shareholders. Our directors provide robust and effective governance and oversight. The nominees for director, collectively, represent varying perspectives and provide a broad range of skills, expertise, and experience to guide the Company.

Our Board of Directors recommends a vote “For” each nominee. For more information on our nominees, please see page 15.

Board of Directors Highlights

2025 Director Nominee Overview

Name	Age	Director Since	Other Public Company Boards*

Nicholas K. Akins	64	2013	DTE Energy GE Vernova American Electric Power (2023)

B. Evan Bayh, III	69	2011	Marathon Petroleum Company Berry Global Group, Inc. RLJ Lodging Trust

Jorge L. Benitez	65	2015	World Fuel Services Interpublic Group

Katherine B. Blackburn	59	2014	None

Linda W. Clement-Holmes	62	2020	Cincinnati Financial Corporation

C. Bryan Daniels	66	2019	None

Laurent Desmangles	57	2023	None

Mitchell S. Feiger	66	2020	None

Thomas H. Harvey	64	2019	None

Gary R. Heminger	71	2006	PPG Industries, Inc. Marathon Petroleum Company (2020) MPLX GP LLC (2020)

Eileen A. Mallesch	69	2016	Arch Capital Group, Ltd. Brighthouse Financial State Auto Financial Corp. (2021) Libbey, Inc. (2020)

Kathleen A. Rogers	59	2023	Federal Home Loan Bank of Cincinnati

Timothy N. Spence	46	2022	None

*	The year in which a public company directorship previously ended is indicated by the parenthetical year following the company name.

Fifth Third 2025 Proxy Statement	5

PROXY STATEMENT HIGHLIGHTS

Skills and Attributes Among Board Nominees

	Accounting/ Financial Reporting		Financial Services Industry
8/13		8/13

	Compensation and Benefits		Human Capital Management
10/13		10/13

	Corporate Governance		Legal and Regulatory
13/13		7/13

	Cybersecurity		Risk Management
8/13		11/13

	Digital Innovation and FinTech		Strategic Planning
8/13		13/13

	Executive Management		Sustainability
13/13		10/13

∎ represents each director who possesses the skill or attribute

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PROXY STATEMENT HIGHLIGHTS

Board Governance Overview

Fifth Third’s Board of Directors is committed to strong and effective governance and oversight. Annually, the Board reviews and enhances, as necessary, its practices related to Board independence, Board accountability, and Board effectiveness. Below are some highlights of our Board governance program.

Board Independence

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Strong Lead Independent Director: Mr. Akins, our Lead Independent Director, provides strong leadership of the independent directors through responsibilities expressly defined in Fifth Third’s Corporate Governance Guidelines. The Lead Independent Director is annually elected by all independent directors.

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Substantial Majority of Independent Directors: The Board of Directors is comprised of a substantial majority of independent directors. The Board has affirmatively determined that all director nominees are considered independent under applicable Nasdaq standards except Mr. Spence, our President and CEO.

•	Independent Director-Led Committees: All standing Committees of the Board of Directors are led by and entirely comprised of independent directors.

•	Executive Sessions: Independent directors regularly meet in executive session throughout the year.

•	Engagement with Regulators: Fifth Third’s regulators are invited to meet with independent directors outside the presence of management.

Board Accountability

•	Ethics Training and Certification: Directors receive annual ethics training and must review and acknowledge the Code of Business Conduct and Ethics on an annual basis.

•	Attendance: The Board of Directors and its Committees had a 97% aggregate attendance rate in 2024.

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Majority Voting Standards: Fifth Third utilizes majority voting requirements for uncontested director elections, and all directors must be elected annually with no staggered or multi-year terms. In addition, in 2021, Fifth Third eliminated supermajority voting requirements for shareholder approval of amendments to the Articles of Incorporation and for certain business mergers and combinations.

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Retirement Age: Our Code of Regulations provides that a director should not stand for re-election at the Annual Meeting following his or her 72nd birthday; provided that the Nominating and Corporate Governance Committee may waive this requirement upon consideration of relevant factors listed in our Corporate Governance Guidelines.

•	Annually Reviewed Director Pay Program: The Director Pay Program, for non-employee directors, is reviewed and approved annually by the Human Capital and Compensation Committee.

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Oversight of Strategy: The Board of Directors actively oversees the development of strategic objectives during a dedicated board meeting and receives updates on the implementation of the strategic plan throughout the year at regularly scheduled Board meetings. The Board also reviews the risk assessment of the strategic plan.

•	Proxy Access: The Board amended the Bancorp’s Regulations in 2020 to allow proxy access.

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Stock Ownership Requirements: Directors are required to own Fifth Third stock equal in value to six times their annual director salary (not including fees for Committee service) within five years of their Board appointment.

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Oversight of Executive Management Succession Planning: The Board engages in an annual executive management succession planning review meeting, in addition to regular succession planning discussions at the Committee level.

Fifth Third 2025 Proxy Statement	7

PROXY STATEMENT HIGHLIGHTS

Board Effectiveness

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Robust Self-Assessments, Including Lead Independent Director Interviews: The Board of Directors and the Nominating and Corporate Governance Committee oversee the annual self-evaluation process, which includes both written assessments of the Board and each Committee and interviews between the Lead Independent Director and each independent director. Management implements action plans based on directors’ feedback and reports to the Board on the implementation of those plans to ensure continuous improvement.

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Director Skills and Expertise: The Board annually evaluates Board effectiveness and reviews directors’ skills and expertise to ensure the Board represents a broad skill set oriented to the historical and emerging needs of the business.

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Strong Director Education Program: Fifth Third has instituted a robust director education program, approved annually by the Board, to enhance directors’ knowledge on topics relevant to oversight of a large financial institution. Director education sessions typically occur at every regularly scheduled Board meeting and several times a year in Committee meetings. In 2024, the Board and its Committees had a total of 30 education sessions.

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Broad Director Onboarding Program: Our Board-approved, comprehensive Director Onboarding Program seeks to quickly integrate new directors in our business and culture and features one-on-one sessions with senior executives and functional area representatives, facility tours, and training on company policies and industry trends.

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Board Succession Planning: The Board, and its relevant Committees, regularly discuss director succession planning, focusing on business needs, industry trends, diverse perspectives, and shareholder expectations.

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Committee Refreshment: The Nominating and Corporate Governance Committee annually reviews the leadership and membership of each Committee and recommends adjustments, as necessary. Additionally, approximately every two to three years, the Committee undertakes a thorough recalibration analysis to address Committee leadership and membership in light of new and anticipated business programs and regulatory requirements, succession planning initiatives, and director development, while ensuring ongoing consistency and continuity.

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Over-boarding Restrictions: Directors are subject to over-boarding restrictions, updated in 2021, to improve Board effectiveness, to ensure that directors have sufficient time and attention to devote to their duties at Fifth Third, and to more closely align with shareholder expectations. Directors may serve on four total public company boards, and directors who are active CEOs may serve on two total public company boards.

•	Strong Corporate Governance Guidelines: The Corporate Governance Guidelines and Board Committee Charters are reviewed annually to maintain strong and sound governance practices.

Voting Power

There are currently 668,098,917 outstanding shares of Fifth Third Common Stock and each share is entitled to one vote on all proposals at the meeting. In addition, there are 200,000 outstanding shares of Series A, Class B Preferred Stock (represented by approximately 8,000,000 depositary shares). Each share of Series A, Class B Preferred Stock has 24 votes per share on all proposals at the meeting. The total voting power of all outstanding shares of Series A, Class B Preferred Stock is equal to 4,800,000 votes of our Common Stock, or less than one percent of the total voting power of our outstanding Common Stock.

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PROXY STATEMENT HIGHLIGHTS

Item 2: Ratification of the Appointment of Deloitte & Touche LLP to Serve as Independent Auditor

The Board of Directors proposes to ratify the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for Fifth Third Bancorp for the year 2025. The Audit Committee and the Board of Directors believe Deloitte & Touche’s continued service as Fifth Third’s independent external audit firm is in the best interests of the Company and our shareholders. The Audit Committee will further evaluate the appointment of Deloitte & Touche LLP as independent external audit firm if the appointment is not ratified by a majority of shareholders.

Our Audit Committee and our Board of Directors recommend a vote “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent external audit firm for 2025. For more information on this item, please see page 85. This item appears as Item 2 on your proxy card.

Item 3: Advisory Approval of the Company’s Compensation of its Named Executive Officers

The Board of Directors seeks advisory approval of the compensation for Fifth Third’s Named Executive Officers. The Human Capital and Compensation Committee and our Board of Directors have established a compensation philosophy and a compensation program that rewards employees for delivering the right products to the right customers. Our compensation program considers our shareholders’ long-term interests and alignment with Fifth Third’s values, while also staying within our risk tolerance.

Our Human Capital and Compensation Committee and our Board of Directors recommend a vote “For” the advisory approval of the compensation of our Named Executive Officers. For more information on this item, please see page 86. This item appears as Item 3 on your proxy card.

Executive Compensation Highlights

Our Named Executive Officers have more than 50% or more of their target total compensation delivered in the form of long-term, equity-based compensation.

2024 Total Compensation Pay Mix(1)

Chief Executive Officer	Average of Other NEOs

(1)	The percentages reflect the Named Executive Officer’s base salary as of December 31, 2024, target annual cash incentive award for 2024, and target long-term, equity-based incentive award for 2024.

Fifth Third 2025 Proxy Statement	9

PROXY STATEMENT HIGHLIGHTS

Our compensation program incorporates best practices in governance and executive compensation, including the following:

Compensation matter	Fifth Third’s practice

Frequency of pay practices review	Annual

Frequency of say-on-pay advisory vote	Annual

Robust code of business conduct and ethics	✓

Pay for performance	✓

Employment agreements for executive officers	✘

Excessive perks	✘

Sustainability Performance

Fifth Third had five 2024 sustainability priorities: strengthening our communities, promoting inclusion and diversity, addressing climate change, delivering our commitment to employees, and keeping the customer at the center. These priorities have been incorporated in senior executive goal-planning as well as the 2024 variable compensation plan for executives and employees. We continue to see progress in the initiatives aligned to each priority. In 2024, Fifth Third continued lending, investment, and philanthropy initiatives as part of the Neighborhood Investment Program and supported additional community development through lending and investment. Our employees committed 110,000 hours to community service in 2024. We continued progress on our sustainability finance goals and our sustainability performance remained in the top quartile among peers. We maintained our focus on our values and enhanced the alignment of our work culture and future success. We continued our focus on the customer, making more than 13 million customer outreach calls in 2024 and have increased consumer checking customers. Our customers are utilizing our consumer-driven products, including Extra Time and Early Pay products.

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Election of Directors (Item 1 on Proxy Card)

In accordance with our Regulations, directors are each elected annually to a one-year term expiring at the next Annual Meeting of Shareholders. The terms of our current directors expire at the Annual Meeting on April 15, 2025. Thirteen of our current directors have been nominated to be elected to serve until the Annual Meeting of Shareholders in 2026.

Process for Director Nominations

Director candidates are nominated by the Nominating and Corporate Governance Committee. Pursuant to its Charter, the Nominating and Corporate Governance Committee annually reviews the current composition of the Board, taking into consideration director skills, expertise, background, and experience, the current and emerging needs of our business, and feedback from directors in the Board’s robust self-evaluation process. In addition, the Nominating and Corporate Governance Committee reviews the background and skills of director candidates based on the needs of the Company and the Board. Candidates are reviewed by the Nominating and Corporate Governance Committee and the Board of Directors prior to nomination or appointment to the Board.

Our Corporate Governance Guidelines provide that shareholders may propose nominees to the Nominating and Corporate Governance Committee by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at our executive offices and will be forwarded to the Committee. The Nominating and Corporate Governance Committee will then evaluate the possible nominee using the criteria provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee Charter, and other relevant corporate governance disclosures and will consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by Fifth Third for this Annual Meeting. Shareholders may also nominate candidates directly for election by following the procedures in our Code of Regulations. These are summarized in the “2026 Shareholder Proposals” section of this Proxy Statement.

Pursuant to applicable law and our Regulations, any vacancies that occur after the directors are elected may be filled by the Board of Directors for the remainder of the full term of the vacant directorship or the Board may elect not to fill the vacancy and to reduce the size of the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any directors are elected or officers are appointed.

Fifth Third 2025 Proxy Statement	11

ELECTION OF DIRECTORS

Criteria for Director Nominations

Our Corporate Governance Guidelines set forth the following non-exclusive criteria for directors:

•	independence (to compose a Board of Directors that has a majority of its members who are independent)

•	highest personal and professional ethics and integrity

•	willingness to devote sufficient time to fulfilling duties as a director

•	impact on the mix of the Board’s overall experience in business, government, education, technology, and other areas relevant to our business

•	impact on the Board’s composition in terms of skills, background, geography, and other factors relevant to our business

•	the number of other public company boards on which the candidate may serve (e.g., a non-CEO director may not serve on more than three public company boards in addition to Fifth Third)

The Board of Directors and Nominating and Corporate Governance Committee believe that a variety of backgrounds, skills, and characteristics is a critical component to an effective and high-performing board and prioritize candidates accordingly.

The Nominating and Corporate Governance Committee reviewed the qualifications of each nominee for election as director and found that each possesses strong personal and professional ethics and integrity and each is committed to representing the interests of Fifth Third and our shareholders. In addition, as a group, the skills, expertise, and experience of our nominees are well-suited to address the current and emerging needs of our business and to achieve our strategic goals. Our Board of Directors believes that each of our director nominees has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. Therefore, the Nominating and Corporate Governance Committee has nominated the following thirteen (13) persons for election as directors: Nicholas K. Akins, B. Evan Bayh, III, Jorge L. Benitez, Katherine B. Blackburn, Linda W. Clement-Holmes, C. Bryan Daniels, Laurent Desmangles, Mitchell S. Feiger, Thomas H. Harvey, Gary R. Heminger, Eileen A. Mallesch, Kathleen A. Rogers, and Timothy N. Spence. All nominees are current directors of Fifth Third Bancorp. Our Board of Directors has determined that all nominees are considered independent under applicable Nasdaq Global Select Market (“Nasdaq”) standards, except for Mr. Spence.

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ELECTION OF DIRECTORS

Director Nominee Overview

Name	Age	Director Since	Other Public Company Boards*

Nicholas K. Akins	64	2013	DTE Energy GE Vernova American Electric Power (2023)

B. Evan Bayh, III	69	2011	Berry Global Group, Inc. Marathon Petroleum Company RLJ Lodging Trust

Jorge L. Benitez	65	2015	Interpublic Group World Fuel Services

Katherine B. Blackburn	59	2014	None

Linda W. Clement-Holmes	62	2020	Cincinnati Financial Corporation

C. Bryan Daniels	66	2019	None

Laurent Desmangles	57	2023	None

Mitchell S. Feiger	66	2020	None

Thomas H. Harvey	64	2019	None

Gary R. Heminger	71	2006	PPG Industries, Inc. Marathon Petroleum Company (2020) MPLX GP LLC (2020)

Eileen A. Mallesch	69	2016	Arch Capital Group, Ltd. Brighthouse Financial Libbey, Inc. (2020) State Auto Financial Corp. (2021)

Kathleen A. Rogers	59	2023	Federal Home Loan Bank of Cincinnati

Timothy N. Spence	46	2022	None

*	The year in which a public company directorship previously ended is indicated by the parenthetical year following the company name.

Fifth Third 2025 Proxy Statement	13

ELECTION OF DIRECTORS

Director Retirement Age Provision

Fifth Third’s Corporate Governance Guidelines provide that a director should retire from the Board at the next annual meeting of shareholders at which the director’s term expires that follows his or her 72nd birthday. Upon recommendation from the Nominating and Corporate Governance Committee, the Board may waive this retirement age provision a maximum of three times per director after consideration of the following, among other factors: whether Fifth Third is undergoing significant transition periods in executive leadership, whether there has been an unexpected loss of directors, or whether such a director possesses a specific expertise relevant to the current or emerging business needs of Fifth Third, has unique and valuable industry-specific knowledge, or possesses some other attributes deemed essential by the Board or Nominating and Corporate Governance Committee.

Pursuant to our Corporate Governance Guidelines, Ms. Williams and Messrs. Brumback and McCallister will have met our retirement age prior to the 2025 Annual Meeting and, therefore, our Nominating and Corporate Governance Committee has not nominated Ms. Williams, Mr. Brumback, or Mr. McCallister for election to the Board in 2025. Ms. Williams joined the Board in 2008. She has served as both Board Chair and Lead Independent Director and has chaired several committees of the Board. Her significant experience in the financial services industry, extensive corporate governance expertise, and deep institutional knowledge have been an asset to the Board. Mr. Brumback joined the Board in 2009. His expertise in the financial services sector, highlighted by his risk and operational management skills, have been valuable to the Board throughout his tenure, highlighted by his leadership of the Audit Committee and later the Risk and Compliance Committee. Mr. McCallister joined our Board in 2011 and, drawing on his experience as a public company CEO, has provided a unique perspective on corporate transactions. He has led our Human Capital and Compensation Committee for several years through steady and thoughtful leadership. The Board of Directors extends its sincere appreciation for the many years of dedicated service of Ms. Williams and Messrs. Brumback and McCallister. Our recent and continuing succession planning efforts have positioned the Board well to address our current and anticipated business needs and ensure that the Board will continue to have sufficient experience, expertise, institutional knowledge, and skill sets to continue to maintain a high level of effectiveness. Accordingly, the Board has voted to reduce its size from 16 members to 13 members at the conclusion of the Annual Shareholders Meeting.

14

ELECTION OF DIRECTORS

Nominees for Election as Directors

Nicholas K. Akins

Retired Chair, Chief Executive Officer, and President of American Electric Power Company

Career Highlights:

•  Retired Chair, CEO, and President of American Electric Power Company

•  40-year career of increasing leadership responsibility with American Electric Power Company (initially with the former Central and South West Corporation that merged with AEP in 2000), including roles as Executive Chair (2023), Chief Executive Officer (2011), President (2011), and Executive Vice President (2006)

Key Qualifications and Experience

•  Business expertise as chief executive officer of multi-state utility

•  Oversight of operational, financial, and compliance-related management in heavily regulated industry

•  Significant experience leading corporate and employee culture initiatives

•  Oversight of cyber-related activities in business systems and critical infrastructure

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Executive Management, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning, Sustainability

B. Evan Bayh, III Senior Advisor of Apollo Global Management
Career Highlights:
• Non-executive Senior Advisor, Apollo Global Management
• Served as United States Senator for the State of Indiana
• Served as Governor of the State of Indiana
• Former Partner, McGuire Woods
• Former Partner, Cozen O’Connor

Key Qualifications and Experience

•  Oversight of a broad array of financial, economic, and policy issues impacting a wide variety of businesses as Governor and Senator

•  Service as a member of the Senate Banking Committee and the Chair of the International Trade and Finance Subcommittee

•  Extensive knowledge of cybersecurity issues as a result of membership on the Senate Intelligence Committee and the Central Intelligence Agency External Advisory Board

Skills and Attributes:

Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning, Sustainability

Fifth Third 2025 Proxy Statement	15

ELECTION OF DIRECTORS

Jorge L. Benitez

Retired Chief Executive Officer of North America, Accenture

Career Highlights:

•  Retired Chief Executive Officer of North America, Accenture

•  Former Chief Operating Officer, Accenture Products Operating Group

Key Qualifications and Experience

•  Extensive experience developing and executing business strategies across a range of industries

•  Significant experience implementing large-scale systems integration services

•  Oversight of operating units within a large, multinational, publicly-traded company

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and Fintech, Executive Management, Human Capital Management, Risk Management, Strategic Planning, Sustainability

Katherine B. Blackburn

Executive Vice President of Cincinnati Bengals, Inc.

Career Highlights:

•  Executive Vice President, Cincinnati Bengals, Inc.

Key Qualifications and Experience

•  Extensive experience managing Cincinnati Bengals professional football franchise, including human resource management, cost and efficiency management, marketing, and business negotiations

•  Extensive experience with inclusion and diversity initiatives, including with the National Football League’s Diversity Committee

•  Knowledge and familiarity of Fifth Third Bank and the Cincinnati, Ohio regional market

Skills and Attributes:

Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and Fintech, Executive Management, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning, Sustainability

16

ELECTION OF DIRECTORS

Linda W. Clement-Holmes

Retired Chief Information Officer of The Procter & Gamble Company

Career Highlights:

•  Retired Chief Information Officer, Global Information and Decision Solutions Officer, Senior Vice President of Global Business Services, and Chief Diversity Officer of The Procter and Gamble Company

Key Qualifications and Experience

•  35-year career at Procter and Gamble, culminating in service as Chief Information Officer

•  Extensive technology, cybersecurity, and digital innovation expertise, including leadership of global Procter and Gamble technology team and responsibility for digital and IT architecture and governance, including information security

•  Experience in corporate strategy, including use of emerging business technologies to support speed and innovation

•  Knowledge of Cincinnati, Ohio regional market and leadership in inclusion and diversity efforts

Skills and Attributes:

Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, Human Capital Management, Risk Management, Strategic Planning, Sustainability

C. Bryan Daniels

Co-Founder and Principal of Prairie Capital, a Chicago-based private equity firm

Career Highlights:

•  Co-Founder and Principal of Prairie Capital, a Chicago-based private equity firm

•  Former Senior Vice President of Commercial Banking at American National Bank and Trust Company

Key Qualifications and Experience

•  Extensive and varied experiences as an executive, director, and investor in the financial services industry

•  Possesses a rich and multi-faceted understanding of many different industries, companies, and business practices from his role at Prairie Capital

•  Substantial experience in technology in several industries, including financial services

Skills and Attributes:

Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, Financial Services Industry, Risk Management, Strategic Planning

Fifth Third 2025 Proxy Statement	17

ELECTION OF DIRECTORS

Laurent Desmangles

Retired Senior Partner and Managing Director of Boston Consulting Group

Career Highlights:

•  Retired Senior Partner and Managing Director, Boston Consulting Group

•  Advisor, Nyca Partners

•  Advisor, Demopolis Equity Partners

•  Former Director of Financial Institutions Practice, Oliver Wyman

Key Qualifications and Experience

•  30 years of experience advising large financial services organizations on corporate strategy, large scale transformation, digital and analytics innovation, and change management

•  Significant knowledge of the financial services industry, including retail and commercial banking, market dynamics, and operational opportunities

•  Expertise in FinTech sector

Skills and Attributes:

Corporate Governance, Digital Innovation and FinTech, Executive Management, Financial Services Industry, Strategic Planning, Sustainability

Mitchell S. Feiger

Retired Chair and Chief Executive Officer of Fifth Third Bank (Chicago)

Career Highlights:

•  Former Chief Executive Officer and President of MB Financial, Inc.

•  Former Chief Executive Officer and President of MB Financial Bank, National Association

•  Former Chief Executive Officer, President, and director of Coal City Corporation (merged with Avondale Financial Corp and was renamed MB Financial, Inc.)

Key Qualifications and Experience

•  35 years of experience in the financial services industry, including 27 years as the president or chief executive officer of a bank holding company or commercial bank; President and Chief Executive Officer of MB Financial, Inc. immediately prior to its merger with Fifth Third Bancorp

•  Extensive knowledge of the financial services industry and banking business and operations in Chicago region

•  Significant experience in leadership of public companies

•  Substantial bank regulatory experience

Skills and Attributes:

Accounting and Reporting, Compensation and Benefits, Corporate Governance, Digital Innovation and Fintech, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

18

ELECTION OF DIRECTORS

Thomas H. Harvey

Chief Executive Officer of Energy Innovation: Policy and Technology, LLC

Career Highlights:

•  Chief Executive Officer of Energy Innovation: Policy and Technology, LLC

•  Former Chair of the Board of MB Financial, Inc.

•  Former Chief Executive Officer of ClimateWorks Foundation

•  Former Environmental Program Director of the William and Flora Hewlett Foundation

•  Former President of Energy Foundation

Key Qualifications and Experience

•  25 years of service in the financial services industry

•  Strong organizational and leadership skills and extensive investment experience derived from his executive positions with multiple foundations and organizations

•  Unique and diverse knowledge and experience with the emergence and growth of technology in the banking industry

•  Extensive knowledge and experience with renewable energy, sustainability, and climate matters

Skills and Attributes:

Accounting/Financial Reporting, Corporate Governance, Executive Management, Financial Services Industry, Human Capital Management, Strategic Planning, Sustainability

Gary R. Heminger

Retired Chair and Chief Executive Officer of Marathon Petroleum Corporation

Career Highlights:

•  Retired Chair and Chief Executive Officer of Marathon Petroleum Corporation

•  Former Chief Executive Officer of MPLX GP LLC

Key Qualifications and Experience

•  Over 40 years of experience with Marathon Petroleum Corporation in a variety of groups and functions

•  Extensive valuable business knowledge from overseeing all operations, performance, reporting, and financial metrics for Marathon’s refining, marketing, transportation, and Speedway businesses

•  Substantial financial experience through oversight of all financial data, working capital, and merger and acquisition activity at Marathon

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Executive Management, Human Capital Management, Risk Management, Strategic Planning, Sustainability

Fifth Third 2025 Proxy Statement	19

ELECTION OF DIRECTORS

Eileen A. Mallesch

Certified Public Accountant (inactive) and Retired Senior Vice President & Chief Financial Officer of Nationwide Property and Casualty Segment, Nationwide Mutual Insurance Company

Career Highlights:

•  Certified Public Accountant

•  Retired Senior Vice President & Chief Financial Officer of Nationwide Property and Casualty Segment, Nationwide Mutual Insurance Company

•  Former Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance/Service Company

Key Qualifications and Experience

•  More than 25 years of broad financial and strategy experience in a variety of industries, including insurance, telecommunications, consumer products, and manufacturing

•  Extensive financial management experience from tenure with Nationwide and Genworth

•  Vast knowledge of enterprise resource planning and large-scale technology integrations, strategic planning, managing acquisitions and divestitures, and risk and compliance management

•  Substantial experience as a public company director

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, Strategic Planning, Sustainability

Kathleen A. Rogers

Retired Executive Vice President of U.S. Bank

Career Highlights:

•  Retired Executive Vice President, Chief Financial Officer, and Chief Finance Administration Officer of U.S. Bank

Key Qualifications and Experience

•  Business expertise from 35-year career in the financial services industry

•  Significant knowledge of public company financial management, including financial risk management, treasury actions, accounting policy and reporting, corporate development activities (including mergers and acquisitions), and strategic investments

•  Extensive experience in regulatory activities and investor relations

•  Substantial experience in technology in several industries, including financial services

Skills and Attributes:

Accounting and Financial Reporting, Compensation and Benefits, Corporate Governance, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning

20

ELECTION OF DIRECTORS

Timothy N. Spence

Chair, Chief Executive Officer, and President of Fifth Third Bancorp

Career Highlights:

•  Chair and Chief Executive Officer of Fifth Third Bancorp; President (2020-present); Executive Vice President and Head of Consumer Bank, Payments and Strategy (2018-2020); Head of Payments, Strategy and Digital Solutions (2017-2018); and Chief Strategy Officer (2015-2020)

•  Prior to joining Fifth Third, Mr. Spence was a Senior Partner with Oliver Wyman

Key Qualifications and Experience

•  Broad knowledge of the Company and the financial services sector from expansive experience heading multiple Fifth Third businesses

•  Unique and valuable experience from leading Fifth Third’s digital transformation efforts, including completion of significant acquisitions and investments

•  Substantial experience leading strategic plan development and implementation

Skills and Attributes:

Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation/FinTech, Executive Management, Financial Services Industry, Human Capital Management, Legal and Regulatory, Risk Management, Strategic Planning, Sustainability

Fifth Third 2025 Proxy Statement	21

ELECTION OF DIRECTORS

	Shares of Company Common Stock Beneficially Owned as of December 31, 2024(1)	Percent of Class

Nicholas K. Akins	72,164	.0108%

B. Evan Bayh, III	33,663	.0050%

Jorge L. Benitez	40,111	.0060%

Katherine B. Blackburn	136,637	.0204%

Emerson L. Brumback	82,539	.0123%

Linda W. Clement-Holmes	18,293	.0027%

C. Bryan Daniels(2)	369,221	.0551%

Laurent Demangles	7,997	.0012%

Mitchell S. Feiger(3)	506,383	.0756%

Thomas H. Harvey(4)	159,302	.0238%

Gary R. Heminger(5)	137,339	.0205%

Eileen A. Mallesch	46,090	.0069%

Michael B. McCallister(6)	85,144	.0127%

Kathleen A. Rogers	8,807	.0013%

Timothy N. Spence	590,458	.0881%

Marsha C. Williams	47,729	.0071%

All Directors and Executive Officers (27 persons)	3,522,215	.5247%

(1)

As reported to Fifth Third Bancorp by the directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies as to which beneficial ownership may be disclaimed. Unless otherwise noted, all shares of our Common Stock are subject to the sole voting power and investment power of the directors and executive officers. As of December 31, 2024, none of the Company’s current executive officers or directors owned any Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series A, Class B Preferred Stock, or any Depositary Shares representing interests in Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, or Series A, Class B Preferred Stock.

The amounts shown represent the total shares owned outright by such individuals together with stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2024 but unexercised and shares of common stock underlying outstanding restricted stock units. Specifically, Mr. Spence owned 293,229 stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2024. The amounts listed for stock appreciation rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise. The aggregate number of stock appreciation rights exercisable as of (or exercisable within 60 days of) December 31, 2024 but unexercised held by the executive officers who are not also directors or nominees is 567,989. Directors owned the following number of restricted stock units as of December 31, 2024 Nicholas K. Akins, 72,164; B. Evan Bayh III, 52,807; Jorge L. Benitez, 48,167; Katherine B. Blackburn, 58,337; Emerson L. Brumback, 52,807; Linda W. Clement-Holmes, 22,072; C. Bryan Daniels, 32,144; Laurent Demangles, 7,997; Mitchell S. Feiger, 22,167; Thomas H. Harvey, 31,563; Gary R. Heminger, 52,807; Eileen A. Mallesch, 46,090; Michael B. McCallister, 64,601; Kathleen A. Rogers, 7,997; Timothy N. Spence, 123,607; and Marsha C. Williams, 74,291. Some directors have deferred receipt of the common stock underlying certain of their restricted stock units: B. Evan Bayh III, 41,144; Jorge L. Benitez, 8,056; Linda W. Clement-Holmes, 3,779; C. Bryan Daniels, 17,327; Mitchell S. Feiger, 18,411; Thomas H. Harvey, 13,149; Gary R. Heminger, 32,828; Michael B. McCallister, 5,580; and Marsha C. Williams, 58,357. All directors and executive officers as a group own 1,337,553 restricted stock units. 613,460 of these restricted stock units are subject to vesting within 60 days of December 31, 2024.

(2)	Includes 8,963 shares of Common Stock held in an IRA owned by Mr. Daniels or an immediate family member.
(3)	Includes 502,627 shares of Common Stock owned by a trust of Mr. Feiger or an immediate family member.
(4)	Includes 62,763 shares of Common Stock owned by a trust of Mr. Harvey or an immediate family member.
(5)	Includes 14,786 shares of Common Stock held in an IRA owned by Mr. Heminger or an immediate family member.
(6)	Includes 16,143 shares of Common Stock owned by a trust of Mr. McCallister or an immediate family member.

22

ELECTION OF DIRECTORS

Director Skills Matrix

We believe each of our directors makes unique, valuable, and substantial contributions to the Board, both individually and as a collective group. The following matrix provides information regarding the director nominees, including certain types of knowledge, skills, and experience that the Board believes are relevant to our business and the achievement of our strategy. The type and degree of knowledge, skill, or experience below may vary among our directors. The matrix does not include all knowledge, skills, experience, or other attributes of our directors that may be relevant and valuable to their service on our Board; a director may possess other knowledge, skills, and experience not indicated in the matrix. The mix of knowledge, skill, experience, and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board.

Accounting/Financial Reporting Experience as an accountant or auditor at large accounting firm, Chief Financial Officer, or other relevant experience in accounting and financial reporting
Compensation and Benefits Experience in management and development of human capital, compensation, or benefits programs
Corporate Governance Experience in governance matters, principles, and administration
Cybersecurity Experience in information security, data privacy, and cybersecurity
Digital Innovation and FinTech Experience in use of technology to facilitate business operations and customer service

Executive Management Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer, or other senior leadership role

Financial Services Industry Experience in one or more of the Company’s specific financial services areas, including retail banking, wholesale banking, wealth and investment management, or global payments

Human Capital Management Experience in managing and developing a large workforce, managing compensation, directing strategies leveraging human capital, managing inclusion efforts, establishing culture, implementing succession planning and talent management, and/or managing other human capital initiatives

Legal and Regulatory Experience acquired through a law degree and as a practicing attorney in understanding legal risks and obligations; experience in governmental and regulatory affairs, including as part of a business and/or through positions with government organizations and regulatory bodies

Risk Management Experience with reviewing or managing risk in a large organization, including specific types of risk (e.g., physical security, financial risk, or risks facing large financial institutions)

Strategic Planning Experience defining and driving strategic direction and growth and managing the operations of a business or large organization

Sustainability Experience in environmental issues, such as climate matters, or social criteria and community affairs matters, including as part of a business and managing corporate social responsibility issues as strategic and business imperatives

Fifth Third 2025 Proxy Statement	23

ELECTION OF DIRECTORS

Vote Required

(of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class)

Our directors are elected by the holders of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class. The holders of the Common Stock have one vote per share, and the holders of Preferred Stock have 24 votes per share. Under Ohio law, our Articles of Incorporation, and our Regulations, in an uncontested election of directors (i.e., an election where the number of candidates nominated for election to the Board of Directors equals the number of directors to be elected), each person receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director.

We have also adopted provisions of our Corporate Governance Guidelines stating that in an uncontested election of directors, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority “against” vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will evaluate the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant.

If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE CANDIDATES FOR DIRECTOR NAMED ABOVE.

24

Board of Directors, Committees, Meetings, and Functions

Our Board of Directors met 10 times during 2024. Our Board of Directors also holds executive sessions of those members of the Board of Directors who meet the then-current standards of independence. In 2024, these sessions were led by Mr. Akins, who served as our Lead Independent Director.

No current member of our Board of Directors attended less than 75% of the aggregate number of meetings of the Board of Directors and all Committees on which such director served during 2024.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting; however, each director is expected to attend the Annual Meeting and the Board typically holds a Board meeting directly following the Annual Meeting. In 2024, all directors attended the Annual Meeting.

During 2024, there were six Committees of the Board of Directors, which assisted the Board in carrying out its responsibilities: Audit, Finance, Human Capital and Compensation, Nominating and Corporate Governance, Risk and Compliance, and Technology. Each Committee operates under a charter approved by the Board of Directors and reviewed annually by the respective Committee and the Board of Directors. The Board’s Committees meet on a regular basis according to the requirements of their charters. Each Committee reports its activities, discussions, recommendations, and approvals to the Board at each regularly scheduled Board meeting. Committee leadership and membership is reviewed annually by the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee. Each Committee is comprised of only independent directors.

Committee Composition

Directors:
Audit	*						Chair
Finance					Chair
Human Capital and Compensation						Chair
Nominating and Corporate Governance				Chair
Risk and Compliance	*		Chair
Technology	*	Chair

= member

* = Serves as an ex-officio, non-voting member

Fifth Third 2025 Proxy Statement	25

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

10 Audit Committee meetings in 2024

Audit Committee

Our Audit Committee serves in a dual capacity as the Audit Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Audit Committee’s functions include:

•	Engagement of Fifth Third’s independent external audit firm and review of its independence

•	Review and approval of the independent external audit firm’s annual plan and review of audit results

•	Approval of all auditing and non-auditing services performed by our independent external audit firm

•	Approval of annual internal audit plan and review of the results of the procedures for internal auditing

•	Review and oversight of appointment and performance of senior internal audit executive

•	Review of Fifth Third’s financial results and periodic SEC and other regulatory filings

•	Review of the design and effectiveness of internal controls

•	Oversight of the administration of Fifth Third’s Code of Business Conduct and Ethics

•	Review of reporting regarding calls to Fifth Third’s EthicsLine

•	Fulfillment of the statutory requirements of a bank audit committee, as prescribed under applicable law

Audit Committee members in 2024 were Eileen A. Mallesch (Chair), B. Evan Bayh, III, Jorge L. Benitez, Linda W. Clement-Holmes, C. Bryan Daniels, Gary R. Heminger, and Kathleen A. Rogers. Katherine B. Blackburn and Thomas H. Harvey also served on the Audit Committee in 2024.

All members of the Audit Committee met the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 5605(c)(2) of the Nasdaq listing standards. The Board of Directors has determined that Messes. Mallesch and Rogers and Mr. Heminger are audit committee financial experts and are independent as described in the preceding sentence. As Lead Independent Director, Mr. Akins serves as an ex-officio, non-voting member of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Audit Committee with respect to the year 2024 is on page 83 herein.

2 Finance Committee meetings in 2024

Finance Committee

The Finance Committee serves in a dual capacity as the Finance Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Finance Committee’s functions include:

•	Exercise of the powers of the Board of Directors of Fifth Third Bancorp and Fifth Third Bank during the intervals between meetings

•	Exercise of management of the business, properties, and affairs of both Fifth Third Bancorp and Fifth Third Bank to the extent permissible

Finance Committee members for 2024 were Gary R. Heminger (Chair), Nicholas K. Akins, Jorge L. Benitez, Mitchell S. Feiger, Thomas H. Harvey, Michael B. McCallister, and Eileen A. Mallesch. Emerson L. Brumback also served on the Finance Committee in 2024.

The Board of Directors has adopted a Finance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

26

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

6 Human Capital and Compensation Committee meetings in 2024

Human Capital and Compensation Committee

Our Human Capital and Compensation Committee serves in a dual capacity as the Human Capital and Compensation Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Human Capital and Compensation Committee’s functions include:

•	Oversight of benefit, bonus, incentive compensation, severance, equity-based and other compensation plans, policies, and programs

•	Review and approval of executive compensation and equity plan allocation

•	Oversight of the development and administration of incentive compensation plans, policies, and programs

•	Oversight of Talent Management and Succession Planning Programs, including succession planning for the CEO and other executive officers

•	Review and recommendation of director compensation

•	Oversight of establishment and administration of an effective incentive compensation strategy which provides balanced risk-taking incentives in alignment with risk appetite

Human Capital and Compensation Committee members for 2024 were Michael B. McCallister (Chair), Nicholas K. Akins, Jorge L. Benitez, Linda W. Clement-Holmes, Gary R. Heminger, and Marsha C. Williams. Emerson L. Brumback and Kathleen A. Rogers also served on the Human Capital and Compensation Committee in 2024.

The Board of Directors has adopted a Human Capital and Compensation Committee charter which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Human Capital and Compensation Committee with respect to 2024 compensation is on page 63 herein.

3 Nominating and Corporate Governance Committee meetings in 2024

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee serves in a dual capacity as the Nominating and Corporate Governance Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Nominating and Corporate Governance Committee’s functions include:

•

Recommendation of corporate governance policies and guidelines to enhance effectiveness, including those related to Board size and composition; Board function; meeting frequency and structure; the frequency, structure, and guidelines for calling executive sessions; meeting procedures; and the formation of new committees

•	Review of Fifth Third’s governance structure, including committee structure

•	Identification and assessment of independence, backgrounds, and skills required for members of the Board

•	Identification and nomination of director candidates and committee chairs and member candidates

•	Review of and oversight of compliance with Corporate Governance Guidelines

•	Review of potential conflicts of interest involving directors

•	Creation and oversight of director education and onboarding programs

•	Oversight of corporate social responsibility

•	Creation and review of the Code of Business Conduct and Ethics

•	Oversight of the Company’s commitment to sustainability issues and the Company’s sustainability business strategy

•	Annual review of Board and Committee performance

Nominating and Corporate Governance Committee members for 2024 were Thomas H. Harvey (Chair), Nicholas K. Akins, Katherine B. Blackburn, Laurent Desmangles, and Marsha C. Williams. B. Evan Bayh, III and Jorge L. Benitez also served on the Nominating and Corporate Governance Committee in 2024.

Fifth Third 2025 Proxy Statement	27

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors has adopted a Nominating and Corporate Governance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

11 Risk and Compliance Committee meetings in 2024, including one special meeting

Risk and Compliance Committee

Our Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Risk and Compliance Committee’s functions include:

•	Oversight of compliance with all regulatory obligations arising under applicable federal and state banking laws, rules, and regulations

•	Oversight of risk management policies of Fifth Third’s global operations

•	Development and oversight of Fifth Third’s global risk management framework, inclusive of risk appetite

•

Creation of processes and policies for identifying, assessing, managing, monitoring, and reporting risks of all types, including the categories of credit risk, interest rate risk, price risk, liquidity risk, operational risk (including cybersecurity risk), legal and regulatory compliance risk, reputation risk, and strategic risk

•	Development and oversight of risk governance structure

•	Oversight of environmental and social risk activities, including climate change, and monitoring of their impact across all risk types

•	Oversight of the exercise of trust and other fiduciary powers and of the fiduciary structure of Fifth Third

•	Oversight of the Retail Non-deposit Investment Product Program

•	Oversight of efforts to comply with or remediate regulatory findings or supervisory issues

Risk and Compliance Committee members in 2024 were Mitchell S. Feiger (Chair), Katherine B. Blackburn, Emerson L. Brumback, C. Bryan Daniels, Laurent Desmangles, Thomas H. Harvey, Eileen A. Mallesch, and Kathleen A. Rogers. Nicholas K. Akins, Michael B. McCallister, and Marsha C. Williams also served on the Risk and Compliance Committee in 2024.

The Board of Directors has adopted a Risk and Compliance Committee charter which may be found in the Corporate Governance section of our website at www.53.com. As Lead Independent Director, Mr. Akins serves as an ex-officio, non-voting member of the Risk and Compliance Committee.

4 Technology Committee meetings in 2024

Technology Committee

Our Technology Committee serves in a dual capacity as the Technology Committee of Fifth Third Bancorp and Fifth Third Bank, National Association and is comprised entirely of independent directors.

The Technology Committee’s functions include:

•	Oversight of technology and innovation strategy and operations

•	Oversight of strategy for information security, cybersecurity, and third-party technology risk management

•	Oversight of technology policies, standards, and controls

•	Oversight of enterprise data management program and strategy

Technology Committee members in 2024 were Jorge L. Benitez (Chair), B. Evan Bayh, III, Linda W. Clement-Holmes, C. Bryan Daniels, Laurent Desmangles, Mitchell S. Feiger, and Thomas H. Harvey.

As Lead Independent Director, Mr. Akins serves as an ex-officio, non-voting member of the Technology Committee. The Board of Directors has adopted a Technology Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

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Corporate Governance

Board Governance

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines and the Fifth Third Bancorp Code of Business Conduct and Ethics, which applies to our directors and our employees, including our Chief Executive Officer, Chief Financial Officer, and Controller. The Corporate Governance Guidelines delineate the responsibilities of our directors, Board, and Board Committees as well as standards for Board composition, service, and meetings. The Corporate Governance Guidelines are reviewed annually to ensure standards remain consistent with evolving business needs and best practices.

Our principal Corporate Governance documents may be found at www.53.com.

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Articles of Incorporation

•	Code of Regulations

•	Information Disclosure Policy

•	Government Affairs Policy

•	Stock Ownership and Retention Guidelines

•	Charter for each standing committee

Board Performance Evaluations

The Board of Directors and the Nominating and Corporate Governance Committee annually review directors’ skills and expertise to ensure the Board represents a broad skill set oriented to the historical and emerging needs of our business. The comprehensive evaluation process also seeks to enhance the Board’s effectiveness through the identification of opportunities for improvement. Our evaluation tools include both written questionnaires and individual interviews with the Lead Independent Director. The evaluations focus on function, organization, practices, and performance of the Board and each Committee. The directors’ anonymous responses and comments, along with feedback from the Lead Independent Director interviews, are analyzed by the Committee chairs, who identify specific opportunities for improvement. Management develops and implements action plans to address opportunities for improvement and provides updates to the Nominating and Corporate Governance Committee. In 2024, as a result of feedback received from our evaluation process, we strengthened our focus on line of business performance and progress on strategic initiatives and continued our commitment to provide education related to key issues and trends facing the Board, including topics identified by directors in their self-assessments. In addition, based on director comments, we maintained attention on near-term and long-term director succession planning at the Committee and Board levels, which included appointing Mr. Feiger as Chair of the Risk and Compliance Committee in April 2024.

The following is a timeline of the evaluation process:

Purpose, Scope, and Focus

The Nominating and Corporate Governance Committee reviews and approves the self-assessment questionnaires for the Board of Directors and each Committee, as well as suggested areas of discussion for the Lead Independent Director’s interviews with individual directors.

Evaluation and Discussion

Each director completes a written assessment of the Board of Directors and each Committee on which he or she serves.

The Lead Independent Director conducts individual interviews with each independent director.

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CORPORATE GOVERNANCE

Review and Analysis

Anonymous results from the Board and Committee assessments and from the Lead Independent Director’s interviews are aggregated and analyzed. The results are provided to the Nominating and Corporate Governance Committee and each committee chair and are later discussed by the full Board.

Development and Implementation of Action Plans

The Board and each Committee identify and prioritize opportunities for improvement based on the aggregated evaluation and interview responses and provide these opportunities to management.

Management develops and implements action plans to address the opportunities identified by the Board and each of its Committees.

Management provides updates on the action plans and implementation thereof to the Nominating and Corporate Governance Committee as appropriate through the year and at the conclusion of each year before the next review cycle begins. The Nominating and Corporate Governance Committee provides feedback as appropriate.

The following year’s evaluation process solicits feedback on the implementation of action items from the previous year.

Board Training and Education

The Director Onboarding Program and Director Education Program are reviewed and approved each year by our Nominating and Corporate Governance Committee and Board of Directors. Our directors participate in a broad onboarding program upon their appointment or initial election to the Board and receive continued education throughout the year pursuant to Fifth Third’s Director Education Program. Our onboarding program aims to integrate new directors into the overall function of the Board of Directors, so that new directors may meaningfully contribute to the Board, while increasing and enhancing the background, experience, and perspective of new directors. The Onboarding Program covers organization structure, corporate culture, lines of business, functional areas, operations, strategic planning, risk, director responsibilities, committee roles, regulatory landscape, and other senior management responsibilities.

The goal of the Director Education Program is to enhance director effectiveness by providing education on issues that are relevant to the oversight and management of Fifth Third to create long-term value and to reflect shareholder and regulatory expectations that directors continually enhance their knowledge and skills. Our Director Education Program provides training on a wide array of relevant topics, such as complex products and services, lines of business, legal and regulatory developments, human capital and executive compensation trends, finance practices, audit methodologies, areas of historical, current, and anticipated risk, cybersecurity trends, and strategy. Education sessions are offered consistently at both the Board and Committee levels and include both internal and external presenters. During 2024, the Board participated in at least one director education session at every regularly scheduled Board meeting, providing a consistent, ongoing forum for broadening and deepening directors’ knowledge of salient topics. Our directors also participate in forums and education sessions hosted by regulatory agencies and public company director organizations.

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CORPORATE GOVERNANCE

Board Leadership

The Board believes that our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits our needs at any point in time. Accordingly, under our Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chair and Chief Executive Officer as well as to determine whether, if the positions are separated, the Chair is an affiliated director or an independent director.

The Board’s Chair is currently Mr. Spence, who is Fifth Third’s President and Chief Executive Officer. Mr. Akins currently serves as the Lead Independent Director. The Board believes that this leadership structure is appropriate since Mr. Spence has experience as the Company’s CEO, has a positive relationship with the Board and management, and has extensive knowledge of the Company and its business strategy and operations. The Board determined that Mr. Spence’s leadership is effectively coupled with oversight from our strong Lead Independent Director, experienced Committee Chairs, and our other well-qualified directors, all of whom are independent. The Board believes this structure has allowed Fifth Third to grow and meet the challenges facing the industry and the expectations of our shareholders.

The Lead Independent Director is nominated by the Nominating and Corporate Governance Committee and annually elected by all independent directors. When nominating and electing a Lead Independent Director, our Board considers the factors on the following page, in addition to other factors relevant to the Board’s oversight, Fifth Third’s business and industry, and/or Company strategy. The Board believes Mr. Akins, in his role as Lead Independent Director, fulfills these criteria, as further described on the following page.

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CORPORATE GOVERNANCE

Lead Independent Director Criteria		Mr. Akins’ Qualifications

Independence in accordance with Nasdaq listing standards	✓	Mr. Akins is considered independent pursuant to Nasdaq listing standards and other applicable laws, rules, and regulations.

Knowledge of the Board, Company, and financial services industry in order to lead effectively	✓

Mr. Akins has deep knowledge of the Board, Company, and financial services industry as a result of his 12 years of service on the Board, membership on multiple Committees, and leadership role on the Nominating and Corporate Governance Committee.

Leadership experience in public companies, ideally as a Chief Executive Officer	✓	Mr. Akins is the retired Chair, CEO, and President of American Electric Power (“AEP”) and held other executive leadership positions at AEP and its predecessors.

Familiarity with corporate governance best practices and procedures through Board or Committee leadership experience at Fifth Third	✓

Mr. Akins is the current Lead Independent Director and has served as the Chair of the NCG Committee and, in these positions, oversaw the implementation of numerous corporate governance-related best practices at Fifth Third. In addition, he brings additional corporate governance experience and expertise from his tenure at AEP.

Ability to achieve consensus and alignment among independent directors and among independent directors and the chair	✓

In both Board and Committee meetings and over the course of several years, Mr. Akins has demonstrated a desire and ability to achieve consensus among his fellow independent directors on broad and varied topics and in many different settings. In addition, he brings experience in consensus-building from his tenure with AEP.

Ability to advise, and effectively and constructively work closely with, the Chair and Chief Executive Officer	✓

Mr. Akins has exhibited an aptitude for working collaboratively with current Company and Board leadership. He also brings experience from AEP of his ability to create effective and productive relationships between the Lead Independent Director, Board leadership, the CEO, and other executive leadership.

A sufficient remaining tenure at Fifth Third before reaching retirement age to provide continuity in Board leadership	✓	Mr. Akins has several years of remaining tenure prior to retirement.

Experience leading sustainability initiatives in public companies	✓

Mr. Akins has extensive experience guiding sustainability-related initiatives while at AEP, including specific clean energy efforts and diversity and inclusion programs. In addition, as former Chair of the Fifth Third’s Nominating and Corporate Governance Committee, he oversaw the formal development of Fifth Third’s sustainability-related programs.

Ability to commit sufficient time to role as Lead Independent Director	✓	In 2024, Mr. Akins committed sufficient time to the role of Lead Independent Director.

From time to time, the Board may consider electing an independent Chair or combining the role of Chair and Chief Executive Officer and utilizing a Lead Independent Director. Such a decision will consider the composition of the Board at that time and the expertise, experience, and qualifications, as well as other factors, identified by the Board as necessary for candidates for Board leadership.

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CORPORATE GOVERNANCE

Under our Regulations and Corporate Governance Guidelines, our Lead Independent Director duties include:

Leadership

Lead executive sessions of independent directors and preside at any Board sessions in the absence of the Chair

Provide leadership in times of crisis

Communication

Facilitate discussion among independent directors and between independent directors and the CEO

Facilitate communication with major shareholders and regulators

Agendas

Approve Board agendas and schedules to ensure topics and discussion times are appropriate

Special Meetings

As appropriate, call special meetings of independent directors or suggest special meetings of the entire Board to the Chair

Executive Sessions

Lead executive sessions of independent directors, including the development of agendas for such sessions, and serve as a conduit to the Chair on issues and outcomes discussed in such sessions

Consultants

Recommend the retention of consultants

Board Composition

Recommend director candidates for nomination and consult with the Chair on Committee membership and leadership

Corporate Governance Guidelines

Assist the Board and management with implementation of, and compliance with, Corporate Governance Guidelines and consult with the Chair on revisions to Corporate Governance Guidelines

CEO and Board Performance Evaluations

Consult with the Human Capital and Compensation Committee on the CEO performance evaluation and meet with CEO to discuss the evaluation

Act as a liaison between the Chair and independent directors on Board performance evaluations

Culture

Act as a liaison between the Chair and independent directors on issues relating to Board culture

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CORPORATE GOVERNANCE

Risk Management Oversight. An important role of the Board of Directors is to provide oversight to ensure an enterprise risk management program is implemented and operating effectively, including an appropriate enterprise risk management framework and related governance structure. The Bancorp establishes a risk appetite in alignment with its strategic, financial, and capital plans. The Bancorp’s risk appetite is defined using quantitative metrics and qualitative statements to ensure prudent risk taking and drive balanced decision making. The Bancorp’s goal is to ensure that aggregate residual risks do not exceed the Bancorp’s risk appetite, and that risks taken are supportive of the Bancorp’s portfolio diversification and profitability objectives. The Board and executive management approve the risk appetite, which is considered in the development of business strategies. Through their oversight role, directors also ensure that the risk management processes defined in the framework are functioning as intended. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer, and the Chief Risk Officer.

The Board’s risk oversight responsibility is primarily carried out through its standing Committees, as follows:

The Risk and Compliance Committee currently consists of independent directors and has responsibility for the oversight of risk management, including credit, interest rate, liquidity, price, operational, legal and regulatory compliance, reputational, and strategic risks. The Risk and Compliance Committee also has responsibility to ensure that risks are properly controlled and quantified and are within our risk appetite. The Chief Risk Officer has a direct reporting relationship to the Chief Executive Officer and the Risk and Compliance Committee.

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CORPORATE GOVERNANCE

The Chief Risk Officer has separate, regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review provides reporting and has direct access to the Risk and Compliance Committee.

The Bancorp’s risk governance structure ensures proper oversight of risk across the Company and provides a path for escalation of risks and issues to management and Board-level Committees to drive effective risk decisioning. The Risk and Compliance Committee oversees a robust management-level risk committee structure which allows the Board and management to assess the Company’s risk exposure and to ensure it is aligned with the Bancorp’s appetite for risk.

During times when there may be elevated levels of risk, the Board monitors the impact on the risk profile by regularly reviewing reports on management’s response and actions taken to mitigate risks, including financial and non-financial risks, business continuity, and human capital risks.

The Enterprise Risk Management Committee is the executive-level management committee chaired by the Chief Risk Officer. Membership includes the Chief Executive Officer and senior level management, including individuals from both the first and second lines of defense, as well as the Chief Audit Executive (non-voting). The Enterprise Risk Management Committee is responsible for reviewing and approving the Enterprise Risk Management Framework, overseeing the management of all risk types to ensure that residual risks remain within our risk appetite, and fostering a culture that supports risk management objectives. To fulfill these responsibilities, the Enterprise Risk Management Committee reviews information on risk levels and trends, capital adequacy, and top and emerging risks during each quarterly meeting. The Enterprise Risk Management Committee has several subordinate management committees and councils which oversee specific areas of risk, including oversight of front-line unit risk-taking activities, to determine if risk management practices are aligned with the Enterprise Risk Management Framework, including monitoring risk appetite, review of key risk indicators, concentration risk limits, and other risk metrics and reporting.

Oversight of Cybersecurity. The Technology Committee oversees Fifth Third’s information security and privacy programs. The Technology Committee is comprised of Board members with extensive technology backgrounds. Its primary purpose is to assist the Board in its oversight of technology and innovation strategies, plans, and operations related to information technology, cybersecurity, and data privacy. In 2024, the Technology Committee held sessions with the Chief Technology Officer and Chief Information Officer to ensure the Bank’s approach to safeguarding customer data and other sensitive information was adequate, appropriate, and reflective of best practices in order to stay ahead of emerging cyber threats. The Risk and Compliance Committee oversees risks related to information security, technology, cyber security, and data privacy and receives reports from the Technology Committee on the same. The Technology and Risk and Compliance Committees meet jointly at least once per year to discuss the Company’s programs and risks. The full Board also directly received reports on Fifth Third’s cybersecurity and organizational defense.

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CORPORATE GOVERNANCE

Communication with the Board. Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, c/o Fifth Third Legal Department, Office of the Corporate Secretary, 38 Fountain Square Plaza, MD 10907F, Cincinnati, Ohio 45202. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Nominating and Corporate Governance Committee.

The Audit Committee has also established Fifth Third’s EthicsLine, a toll-free hotline and web portal through which employees or third parties may raise confidential and anonymous complaints regarding: illegal or fraudulent activity; questionable accounting, internal controls, or auditing matters; conflicts of interest, dishonest or unethical conduct, including inappropriate sales practices; disclosures in the Company’s SEC reports, bank regulatory filings, and other public disclosures that are not full, fair, accurate, timely, and understandable; violations of our Code of Business Conduct and Ethics; and/or any other violations of laws, rules, or regulations. The contact information for the EthicsLine is available in the Code of Business Conduct and Ethics, which is available at our website. EthicsLine matters and the results of our reviews are presented to management, as appropriate, and the Audit Committee on a regular, periodic basis.

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CORPORATE GOVERNANCE

Shareholder Engagement.

We are committed to engaging with and listening to our shareholders, and we continued our engagement in 2024. In addition to our regular and continuing meetings with shareholders and investors, whether individually or at conferences, in 2024, we reached out to our 30 largest shareholders and engaged with many of them on issues including sustainability, corporate governance, and executive compensation matters.

Who we engage: • Institutional shareholders • Retail shareholders • Fixed-income investors • Proxy advisory firms • Industry thought leaders

What we provide: • Annual Report • Proxy Statement • SEC filings • Press releases • Company website • Sustainability Report

How we engage: • Quarterly earnings calls • Investor conferences • Annual shareholder meetings • Investor road shows • On-site visits • Virtual meetings and calls

How we communicate:

•  Our senior executives, including our Chairman, CEO, & President, Chief Financial Officer, and Chief Operating Officer regularly engaged with shareholders, including over 100 unique firms and all top ten active shareholders

•  Our outreach included 13 investor conferences and 19 direct investor meetings

•  Our CEO presented at our Annual Shareholder Meeting

What we discussed:

• Community Investment and Services Offered to our Communities

• Sustainability

• Human Capital Management

• Executive Management and Compensation

• Green Bonds

• Carbon Emissions and Neutrality

• Corporate Governance

• Strategic Priorities

• Technology

• New and Enhanced Products

Shareholder Communication with Investor Relations Department. Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090FV, Cincinnati, Ohio 45202 or by emailing ir@53.com. Shareholders can also view information and request documents from the Investor Relations page of Fifth Third’s website at ir.53.com.

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Board of Directors Compensation

Each non-employee director is awarded an annual cash retainer and an award of restricted stock units (“RSUs”) for his or her service on the Board. The Human Capital and Compensation Committee reviewed director compensation for 2024 in consultation with its independent compensation consultant in light of best practices, peer institution benchmarking (using the same Compensation Peer Group as used for the executive pay analysis), and other relevant factors. As a result of the review, the Board determined that non-employee director compensation design and pay levels are consistent with competitive market practice and recommended no changes for 2024. Employee directors receive no additional compensation for their Board service. In addition to the 2024 compensation structure described below, non-employee directors were reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its Committees.

Element of Compensation	Position		2024 Amount ($)(1)(2)
Annual Retainer (cash)	Board Member		100,000
	Lead Independent Director Additional Retainer		90,000
Annual Retainer (equity)	Board Member		140,000
	Non-Executive Chair Additional Retainer(3)		175,000
Annual Committee Retainers	Audit Committee	Chair	45,000
		Member	15,000
	Risk and Compliance Committee	Chair	45,000
		Member	15,000
	Human Capital and Compensation Committee	Chair	25,000
	Nominating and Corporate Governance Committee	Chair	25,000
	Finance Committee	Chair	55,000
	Technology Committee	Chair	25,000

(1)	Payments of cash retainers are made in arrears on a quarterly basis each January, April, July, and October.
(2)

All equity awards granted to the Board of Directors are granted in RSUs that vest on the date the director’s service on the Board ends. Directors may defer these awards by submitting their deferral instructions prior to the beginning of the year of grant. RSU awards are granted on the date of the annual shareholders meeting or upon joining the Board.

(3)	As applicable.

The Company’s 2024 Incentive Compensation Plan provides that the Human Capital and Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee directors. The equity-based awards shown in the table below were granted under that plan.

Pursuant to the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, such directors may annually elect to defer from one-half to all of their cash compensation. The deferred funds receive earnings based on the mutual fund(s) elected by each director. The directors do not receive any above-market or preferential earnings. Under the plan, directors may not defer their future cash compensation into Company stock. Directors may also defer their RSUs under this plan.

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BOARD OF DIRECTORS COMPENSATION

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2024. The amounts listed in the “Stock Awards” column represent RSU awards that vest at the completion of a director’s service on the Board. The award relates to the fiscal year in which it was granted. Directors did not receive any option awards, non-equity incentive compensation, or above market or preferential earnings from nonqualified deferred compensation in 2024. The 2024 Incentive Compensation Plan establishes a shareholder-approved annual limitation of $700,000 on the amount of cash compensation and the value of shares (determined on the date of the grant) paid to any non-employee director in a calendar year.

2024 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Nicholas K. Akins	175,659	140,000	—	—	—	—	315,659

B. Evan Bayh, III	106,841	140,000	—	—	—	—	246,841

Jorge L. Benitez	140,000	140,000	—	—	—	—	280,000

Katherine B. Blackburn	115,000	140,000	—	—	—	—	255,000

Emerson L. Brumback	131,319	140,000	—	—	—	—	271,319

Linda W. Clement-Holmes	115,000	140,000	—	—	—	—	255,000

C. Bryan Daniels	130,000	140,000	—	—	—	—	270,000

Laurent Desmangles	115,000	140,000	—	—	—	—	255,000

Mitchell S. Feiger	128,681	140,000	—	—	—	—	268,681

Thomas H. Harvey	140,000	140,000	—	—	—	—	280,000

Gary R. Heminger	170,000	140,000	—	—	—	—	310,000

Eileen A. Mallesch	160,000	140,000	—	—	—	—	300,000

Michael B. McCallister	133,159	140,000	—	—	—	—	273,159

Kathleen A. Rogers	130,000	140,000	—	—	—	—	270,000

Marsha C. Williams	108,159	140,000	—	—	—	—	248,159

(1)

The values shown for stock awards in the Director Compensation Table reflect the grant date fair value of $34.09 which was the closing price of Fifth Third stock on the grant date April 16, 2024. All values are calculated in accordance with FASB ASC Topic 718.

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BOARD OF DIRECTORS COMPENSATION

The Company’s stock ownership guidelines require each non-employee director to own Fifth Third Stock equal in value to six times his or her annual cash retainer, not including fees paid for committee service. Directors have five years from their initial appointment or election date (whichever occurred first) to meet this requirement. For all directors appointed after June 1, 2020, dividends on shares subject to equity awards will automatically be reinvested. As of December 2024, all directors had sufficient holdings to meet or exceed the stock ownership requirement or had not yet served on our Board for five years and were on pace to meet the guidelines. The outstanding equity awards for each director as of December 31, 2024, are provided below.

Outstanding Equity Awards at December 31, 2024

Director	Options Awards (#)	Stock Awards (#)

Nicholas K. Akins		72,164

B. Evan Bayh, III		52,807

Jorge L. Benitez		48,167

Katherine B. Blackburn		58,337

Emerson L. Brumback		52,807

Linda W. Clement-Holmes		22,072

C. Bryan Daniels		32,144

Laurent Desmangles		7,997

Mitchell S. Feiger		22,167

Thomas H. Harvey		31,563

Gary R. Heminger		52,807

Eileen A. Mallesch		46,090

Michael B. McCallister		64,601

Kathleen A. Rogers		7,997

Marsha C. Williams		74,264

The Human Capital and Compensation Committee reviewed director compensation for 2025 in consultation with its independent compensation consultant in light of best practices, peer institution benchmarking, and other relevant factors. In order to ensure pay levels are consistent with competitive market practices, the Board approved a $10,000 increase to overall director compensation, split equally between cash and equity, effective January 1, 2025. No other changes were recommended for 2025.

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Compensation Discussion and Analysis

The Company’s Compensation Discussion and Analysis provides information concerning the compensation for its Named Executive Officers. This information is set forth in the following sections:

Compensation Methodology and Structure

• Compensation Philosophy

• Features of our Executive Compensation Program

• Compensation Risk Management

• The Committee’s Role

• Role of Executive Officers in Compensation Decisions

• Role of the Independent Compensation Consultant

• Benchmarking Methodology

• Tally Sheet

• Say-on-Pay

• Compensation Structure

• Pay Mix and Pay for Performance

2024 Executive Compensation Plan Design and Award Decisions

• Base Salary

• 2024 Variable Compensation Plan Design

• Variable Compensation Plan Performance Goals

• Performance Against Variable Compensation Plan Goals

• Determination of Variable Compensation Plan Awards

• 2024 Long-term, Equity-based Incentive Compensation Plan Design

• Payout of 2022 Performance Share Awards

• Other Long-term, Equity-based Plan Provisions

• Determination of Long-term, Equity-based Incentive Awards

• Qualitative Performance Assessments

• The Committee’s Considerations

2025 Executive Compensation Plan Design Changes

• 2025 Variable Compensation Plan Changes • 2025 Long-term, Equity-based Incentive Plan Changes

Executive Benefits and Perquisites

• Summary of Eligibility for Benefits and Perquisites

• Use of the Corporate Aircraft

• Retirement Benefits

• Health and Welfare Benefits

• Severance and Change in Control Benefits

• Executive Severance Benefits Plan

Executive Ownership and Capital Accumulation

• Stock Ownership Guidelines

• Beneficial Ownership

• Enterprise Insider Trading and Ethical Investing Policy

• Prohibition on Hedging and Pledging

• Clawbacks and Recoupments

• Practices Related to the Timing of Equity Awards

Tax and Accounting Impacts of Compensation Programs

• Deductibility of Executive Compensation • Accounting and Financial Reporting

Fifth Third 2025 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

In the various sections of this Compensation Discussion and Analysis, we will describe our compensation philosophy, methodology, structure and how pay decisions were made in 2024. We will focus on the compensation of individuals who served in the following roles during fiscal year 2024, who are referred to as our Named Executive Officers (collectively, “Named Executive Officers” or “NEOs”):

Timothy N. Spence	President and Chief Executive Officer

Bryan D. Preston	Executive Vice President and Chief Financial Officer

James C. Leonard	Executive Vice President and Chief Operating Officer

Robert P. Shaffer	Executive Vice President and Chief Risk Officer

Kevin P. Lavender	Executive Vice President and Head of Commercial Bank

Summary of Executive Compensation Program

Fifth Third endeavors to attract and retain elite talent and motivate them to fulfill Fifth Third’s ambition to be the One Bank that people most value and trust. We plan to accomplish this by establishing compensation programs that reward our people for delivering the right products to the right customers, in ways that consider our shareholders’ long-term interests and align with Fifth Third’s values, while also staying within our risk tolerance. Our compensation philosophy guides us in this endeavor.

Our compensation is delivered through three primary elements:

Base Salary	+	Annual Cash Incentive (Variable Compensation Plan)	+	Long-Term Incentives (Equity-based Compensation)

The Company typically pays base salary and annual incentive compensation awards through our variable compensation plan (“Variable Compensation Plan” or “VCP”), in cash. All long-term, equity-based incentive compensation awards are settled in shares of the Company’s common stock, but accrue dividend equivalents in cash, which are paid upon vest and distribution of the underlying award. These three elements combined define our “Total Direct Compensation,” which is referred to in the discussion that follows.

When making pay decisions, the Human Capital and Compensation Committee (the “Committee”) considers the aggregate and mix of an executive officer’s Total Direct Compensation and reviews Company performance results, individual performance, and risk assessment information to ensure that pay decisions align with performance and ultimately shareholders’ interests.

Highlights of 2024 Company Performance

In 2024, the Company delivered strong financial results in an evolving environment, highlighting our performance through the cycle. For detailed highlights of 2024 Company performance, please see page 4.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Methodology and Structure

Compensation Philosophy. Our compensation methodology centers on our compensation philosophy, which is comprised of the following key tenets:

Develop and apply compensation programs for our employees in compliance with the law.

Provide competitive compensation opportunities in order to attract and retain talent that will drive our business strategy.

Effectively manage risk within incentive programs designed to pay for performance.

Align compensation with long-term shareholder value creation.

Provide strong oversight of executive pay.

Conduct recurring processes that balance risk with strategic and fiscal soundness.

Consider applicable regulatory expectations as well as our corporate values and behavioral expectations, when making compensation awards.

Our Commitment to this Philosophy. The Company is committed to making compensation decisions that are fiscally responsible, while remaining competitive to attract and retain talent.

Our expected total compensation opportunities generally reflect the median pay levels of our Compensation Peer Group (as defined hereafter), with variations based on specific talent needs, experience, and other internal factors. We believe that total compensation should vary with the performance of the Company so that performance results align with compensation. Long-term incentives are a key focus of our executive compensation program. This focus facilitates collaboration among business units, ownership in the Company, and a focus on shareholder goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Features of our Executive Compensation Program. Our executive compensation program incorporates the following features:

Pay for performance

Risk-balancing features

Double-trigger change-in-control provisions

No excise tax gross-ups to executive officers

Stock ownership guidelines and stock retention policies

Prohibition on speculative trading and hedging strategies by executive officers

Prohibition on use of securities as collateral for a loan

Utilization of an independent compensation consultant hired and overseen by the Committee

Grant of long-term incentives on pre-determined dates

Committee reviews of both financial and non-financial performance

Clawback features in all executive officer pay

Compensation Risk Management. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in our compensation programs and incentive plans. Our executive compensation program includes several features that address potential compensation risk:

Downward discretion based on risk, performance, and regulatory factors

Caps on the maximum payment under our Variable Compensation Plan and our Performance Share Plan

Mix of short-term and long-term compensation

Forfeiture provisions related to material risk events

Stock ownership and retention guidelines

Ability to clawback incentive compensation erroneously received in the event of a financial restatement, or compensation received as a result of misconduct

To execute the risk mitigation strategies, we conduct yearly review processes, which are documented and incorporate input from departments, including Finance, Legal, Human Capital, Risk Management, and the Company’s business leaders. These processes include:

Processes	Purpose

Market Reviews	Human Capital uses peer benchmark data to ensure that pay programs are competitive.

Incentive Plan Reviews	Senior business leaders ensure that incentive plans support the business strategy.

Risk Reviews	Senior risk and credit leaders serving on the Compensation Risk Oversight Committee (a management committee that reports to the Human Capital and Compensation Committee) determine whether incentive plans support the Company’s risk culture of not promoting unnecessary risk and are consistent with the incentive compensation risk framework.

Financial Reviews	Senior finance executives confirm that the incentive plans are fiscally sound and contribute to shareholder value.

Board Reviews

The Human Capital and Compensation Committee and Risk and Compliance Committee, each of which is entirely comprised of independent directors, assess the strategic, risk, and fiscal soundness of the compensation plans and ensure that they are aligned with the Company’s compensation philosophy.

We believe it is critical that our people understand how they are rewarded to ensure that pay facilitates the appropriate strategic and risk awareness behaviors. To that end, we provide ongoing compensation communication and education to our employees.

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COMPENSATION DISCUSSION AND ANALYSIS

In December 2024, the Committee met jointly with the Risk and Compliance Committee to review our 2025 executive and other incentive programs. Based in part on the provisions and actions above, the Committee concluded that neither the design nor metrics of such programs encourage taking unnecessary or inappropriate risk and that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Committee’s Role. The Committee is comprised of independent directors and is responsible for establishing, implementing, and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy, along with approving executive compensation and equity plan awards. Among other things, the Committee focuses on the attraction and retention of key executives. When making decisions, the Committee considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the chief executive officer, and the advice of F.W. Cook, an independent, external executive compensation consulting firm with financial services industry expertise hired by the Committee. The Committee seeks to establish “Total Rewards” for the Company’s executive officers that are reasonable, risk-balanced, and competitive. The Total Rewards program includes Total Direct Compensation, benefits, and certain perquisites. Generally, the types of compensation and benefits paid to Named Executive Officers are similar to those provided to other executive officers of the Company.

The Committee typically follows the annual cycle described below:

February
June
September
December

February

- Approves final Variable Compensation Plan funding and long-term annual incentive plan awards
- Certifies performance share payout
- Approves CEO and executive compensation awards
- Reviews and approves Compensation Discussion and Analysis for inclusion in the Proxy Statement
- Approves CEO goals and Variable Compensation Plan goals for the current plan year

June

- Reviews Report on Risk and Compliance Oversight of all applicable HR Policies
- Reviews tally sheets and executive share ownership
- Reviews Executive Change in Control Severance Plan and Executive Severance Plan
- Conducts fee review of compensation consultant
- Conducts committee charter review

September

- Reviews peer group
- Reviews emerging trends in executive compensation
- Reviews legislative and regulatory updates
- Reviews compensation philosophy
- Reviews market analysis of director compensation
- Conducts independence review of compensation consultant
- Receives benefits strategy update

December

- Reviews incentive plan risk assessment, jointly with Risk and Compliance Committee
- Reviews preliminary Variable Compensation Plan funding
- Approves Variable Compensation and Long-Term incentive plan design for next plan year
- Reviews CEO and executive compensation competitive analysis
- Participates with full board in executive talent management and succession planning update

Role of Executive Officers in Compensation Decisions. The chief executive officer annually reviews the performance of each of the other Named Executive Officers, which includes a risk performance assessment completed by the Company’s chief risk officer. Based on this review, the chief executive officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, Variable Compensation Plan awards, and long-term, equity-based incentive awards. In addition, the chief executive officer and certain other members of management annually assess performance for other executive officers and make compensation recommendations to the Committee. Also, the appropriate committees provide review and approval of the compensation for key risk-related roles such as the chief risk officer and chief audit executive. Although the Committee considers these recommendations along with data provided by its consultant, F.W. Cook, it retains full discretion to set all

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COMPENSATION DISCUSSION AND ANALYSIS

compensation for the Company’s executive officers. The Committee works directly with its consultant to determine compensation for the chief executive officer. The chief executive officer has no input into his own compensation determinations.

Additionally, the chief risk officer reviews and evaluates with the Committee all executive officer and employee incentive compensation plans, described in more detail in the Compensation Risk Management section above. The purpose of the review is to confirm that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

Role of the Independent Compensation Consultant. The Committee uses the services of F.W. Cook, its external executive compensation consultant to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was directly selected and approved by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives and Board of Directors. In 2024, the Committee’s compensation consultant performed the key actions listed below:

Advised the Committee on competitive practices, market trends, and peer group composition

Provided recommendations to the Committee on the compensation of the chief executive officer

Providing recommendations to the Committee and members of management regarding the compensation of the other executive officers

Reviewed competitive pay practices in the Compensation Peer Group for their boards of directors and recommending to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion

Provided an annual review of performance and pay levels for the Company and its Compensation Peer Group

Undertook special projects at the request of the Committee, including director education sessions on specific topics related to executive compensation

The Company does not engage the Committee’s compensation consultant for additional services outside of the services to the Board, as described above. The Committee conducted an assessment of potential conflicts of interest and independence issues for F.W. Cook and did not identify any conflicts of interest or independence issues relating to F.W. Cook’s services.

Benchmarking Methodology. In making compensation decisions, the Committee compares Company performance and each element of each executive officer’s Total Direct Compensation with the Compensation Peer Group. The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarks. Financial performance data is prepared by either the Committee’s independent compensation consultant or by the Company, using data from public filings. Compensation data is generally prepared by the Committee’s compensation consultant, using third-party survey data as provided by management and publicly available data from proxy statements. The Committee’s compensation consultant reviews all financial and compensation data that is prepared by the Company and provided to the Committee.

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for shareholder investment, and which are generally similar in asset size and business mix. The following 12 companies were identified by the Committee as our Compensation Peer Group for 2024 (“Compensation Peer Group”):

Citizens Financial Group, Inc.	M&T Bank Corporation

Comerica Incorporated	The PNC Financial Services Group, Inc.

First Horizon National Corporation	Regions Financial Corporation

First Citizens Bancshares, Inc.	Truist Financial Corporation

Huntington Bancshares Incorporated	U.S. Bancorp

KeyCorp	Zions Bancorporation

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee annually reviews the Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the business structure and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group, no changes were recommended to the Compensation Peer Group for 2024.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use to review our compensation programs. The Committee reviews all components of compensation for the Company’s chief executive officer, chief financial officer, and the other NEOs, including:

Base salary

Annual cash incentive targets

Long-term, equity-based incentive targets

Accumulated, realized, and unrealized equity award gains

The dollar value to the executive and cost to the Company of all perquisites and other personal benefits

The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation plan

Several potential termination scenarios, including change-in-control, where applicable

The Committee reviewed the above compensation components and the associated dollar amounts for compensation in June 2024.

Say-on-Pay. The Committee annually reviews the results of the non-binding advisory say-on-pay proposal and considers them when approving plan design changes as well as pay decisions.

96% Approval	At the Company’s 2024 Annual Meeting, shareholders approved a non-binding advisory say-on-pay proposal with 96 percent of the votes cast voting in favor of that proposal

The say-on-pay vote resulted in 96% approval from shareholders in 2024, which is consistent with the prior year’s vote. The Company continues to leverage its ongoing stakeholder engagement activities to solicit direct shareholder feedback and suggestions on its compensation program or practices.

The Committee believes that the most recent vote, and consistently high level of approval of compensation in the annual shareholder vote, demonstrates a strong alignment with shareholders’ interests and broad support among shareholders for our pay-for-performance approach. Future votes cast, as well as our ongoing stakeholder engagement discussions, will be closely monitored to ensure continued support for our compensation program among our shareholders.

Compensation Structure. The compensation structure (including each element of pay described below and the respective amounts for each element) for executive officers is reviewed annually by management and the Committee. When determining the compensation structure, the following items are considered:

The most recent and prior years’ comparative Proxy Statement and survey data for similar positions among the Compensation Peer Group

The 25th percentile, median (50th percentile), and 75th percentile peer data for each element of compensation (base salary, target variable compensation, and target long-term, equity-based incentive compensation, as well as the resulting Total Direct Compensation)

The ability to provide median Total Direct Compensation for 50th percentile performance relative to the Compensation Peer Group

The ability to provide upper quartile Total Direct Compensation for upper quartile (i.e., 75th percentile or better relative to the Compensation Peer Group) performance and lower quartile Total Direct Compensation for lower quartile (i.e., 25th percentile or lower relative to the Compensation Peer Group) performance

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COMPENSATION DISCUSSION AND ANALYSIS

Pay Mix and Pay for Performance. Our Named Executive Officers have 50% or more of their target total compensation delivered in the form of long-term, equity-based compensation.

2024 Total Compensation Pay Mix(1)

Chief Executive Officer	Average of Other NEOs

(1)	The percentages reflect the Named Executive Officer’s base salary as of December 31, 2024, target annual cash incentive award for 2024, and target long-term, equity-based incentive award for 2024.

The Committee considers several factors and objectives relevant to each program when determining compensation. The Committee also contemplates the impact of each award on the Total Direct Compensation package. Total Direct Compensation opportunities are intended to target the median of the relevant market data, and actual compensation (both amount and mix) for executives varies, based on their performance, prior experience, and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package, an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median, is appropriate.

As shown in the pay mix charts above, the annual cash incentive award and long-term, equity-based incentives constitute the majority of executive officers’ Total Direct Compensation under our pay-for-performance structure. The actual amounts realized by executive officers under these incentive plans vary based on individual performance and the performance of the Company.

Company performance under these incentive plans is evaluated from a variety of perspectives, including:

2024 Executive Compensation Plan Design and Award Decisions

As stated above, compensation is delivered through three primary elements: base salary, an annual cash incentive through our Variable Compensation Plan, and long-term, equity-based incentives. We review and assess our compensation practices and programs on an annual basis, taking into account the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and external market practices. Each element of the executive compensation program, along with any changes that were made to the program for 2024, are described in the following paragraphs.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary. The Committee reviews individual base salaries of the Company’s executive officers annually or at the time of promotion or hire, as applicable. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

A competitive market analysis provided by the Company’s external compensation consultant

The executive officer’s experience, scope of responsibilities, performance, and potential

Internal equity in relation to other executives with similar levels of experience, scope of responsibilities, performance, and potential

Other relevant information, which may include governmental or regulatory considerations

Salary increases, if any, are based on the Company’s overall performance, the executive’s attainment of individual objectives during the preceding year, and market-based considerations. After the annual review and evaluation at the beginning of 2024, base salary increases, excluding increases related to promotions, ranging from five percent to sixteen percent were recommended and approved by the Committee. In evaluating these proposed increases, the Committee considered individual performance and market data for each executive. The Committee believes the adjustments made for 2024 position executives well in relation to individual performance and market-based considerations.

2024 Variable Compensation Plan Design. The Variable Compensation Plan’s objective is to reward executives for strong corporate, business unit, and individual performance. The design of our 2024 Variable Compensation Plan (VCP) was structured as follows:

It is the view of the Committee that this mix of Bancorp funding metrics provides executives with balanced incentives to increase the level of absolute earnings growth, to ensure that shareholder capital is used efficiently to generate competitive returns, and to assess the cost efficiency of the Company’s operations. The funding modifiers are useful as complementary metrics to add focus on best-in-class business processes. The Committee retains discretion to adjust pool funding upward or downward based on other factors, such as individual performance and risk assessment.

The Company and the Committee review the VCP annually to determine if changes should be made to the plan for the next year. During the review in 2023 for the 2024 plan, there were no changes to either the core funding design or to the funding modifiers.

Variable Compensation Plan Performance Goals. The financial plan approved by the Board of Directors includes specific target goals for the Company in each of the Bancorp funding metrics as detailed below. When determining the available funding pool for all VCP participants, including NEOs, the Committee first determines if the performance hurdle has been met, then considers actual performance against target goals, in addition to three funding modifiers.

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COMPENSATION DISCUSSION AND ANALYSIS

Bancorp Funding Metrics

Actual awards are approved by the Committee from the pool. This pool of available compensation awards is allocated to each participant based on qualitative assessments of individual performance against a set of stated objectives and, additionally for executives, an individual risk assessment. Amounts realizable from prior compensation awards do not influence decisions relative to future awards. To determine the VCP funding pool, performance against each target Bancorp funding metric is reviewed to determine the performance level that was achieved, with results between threshold and target, and target and maximum, being interpolated. The overall funding amount represents the sum of the weighted average score for each of the Bancorp funding metrics. The maximum payout for any executive is limited to 200% of the individual target.

The Committee may use final results of the funding modifiers to increase or decrease the pool funding amount by 20 funding points, not to exceed 200% for any executive.

Performance Against VCP Goals.

The Company delivered strong and consistent operating results in 2024. Many of these highlights are described on page 4. After adjusting for certain items described further below, the overall VCP funding was slightly above the stated targets.

Consistent with our historical practice, the Company made reasonable adjustments in consideration of the financial effects of certain events not contemplated in the targets, which are referred to herein as the “2024 VCP Adjusted Actual.” Management and the Committee believe these adjustments are appropriate and ultimately provide incentives that reward performance that is actionable and sustainable.

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COMPENSATION DISCUSSION AND ANALYSIS

In determining 2024 VCP Adjusted Actual performance under the Plan, the Committee reviewed certain items assessed annually for potential exclusion from the VCP calculation (where items could have the effect of increasing or decreasing funding). For the 2024 performance year, the annual adjustments, described further below, had a positive impact of $0.13 to earnings per share, four basis points to return on assets, and 1.7% to the efficiency ratio.

The items the Committee evaluated and adjusted for are consistent with the historical approach including: gains or losses related to interchange litigation matters (including the valuation of the Visa total return swap and ongoing Mastercard litigation), the Federal Deposit Insurance Corporation (“FDIC”) special assessment; neutralizing the impact of the allowance for credit losses (“ACL”); and other modest adjustments related to items such as one time impact of severance actions, securities gains or losses related to ordinary course of business, excluding the impact of non-qualified deferred compensation valuation changes, and other items which are largely offsetting. The impact of these adjustments to the results are noted below.

Adjustment:	Performance Impact:
	EPS	ROA	Efficiency Ratio (FTE)(1)

Interchange Litigation Matters	$0.18	0.06%	(1.1%)

FDIC Special Assessment	$0.03	0.01%	(0.3%)

Allowance for Credit Losses	($0.11)	(0.04%)	0.0%

Fifth Third Foundation Contribution	$0.02	0.01%	(0.2%)

Other: Severance Expense, Securities (Gain) / Loss, other	$0.01	0.00%	(0.1%)

The three most significant adjustments are the Visa and Mastercard interchange matters, FDIC special assessment, and the ACL adjustment, which, taken together, have the effect of both materially increasing and decreasing adjusted results. The FDIC special assessment as well as the interchange litigation matter are unique items not contemplated when setting targets, nor was it a result of the Company’s core operations; therefore, the Committee approved adjusting these items. Finally, the adjustment for the ACL accounts for only the variance to target for allowance build or release, which is a consistent treatment since the implementation of the Current Expected Credit Losses (“CECL”) accounting standard. No adjustment was made for realized credit losses. The methodology nullifies the potentially volatile and forward-looking nature of the ACL measurement while allowing for the impact of actual losses incurred to impact the results versus target. The Committee believes consistent application of these, and other adjustments, are important to maintain the integrity of the VCP.

In addition to the performance adjustments above, the VCP Adjusted Actual results include any increase or decrease to variable compensation implied by the funding calculation, further impacting the VCP Adjusted Actual, as reported below. Unadjusted reported financial results, as well as adjusted results for each of the Bancorp funding metrics, are shown in the table below:

Bancorp Funding Metrics	2024 Reported Metrics	2024 VCP Adjusted Actual (Including impact of funding)

EPS	$ 3.14	$ 3.27

ROA	1.09%	1.13%

Efficiency Ratio (FTE)(1)	59.2%	57.5%

(1)

The Efficiency Ratio (FTE) on a reported basis is a non-GAAP measure, calculated by dividing non-interest expense by the sum of net interest income with a taxable equivalent adjustments and non-interest income. Non-interest expense, net interest income with a taxable equivalent adjustment, and non-interest income are determined based upon the financial results for the fiscal year. The adjusted Efficiency Ratio, as presented in the “2024 VCP Adjusted Actual (including impact of funding)” column in the table above, reflects the adjustments detailed in the adjustments table. All adjusted figures are non-GAAP measures.

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COMPENSATION DISCUSSION AND ANALYSIS

Funding modifiers in the table below were considered by the Committee in assessing annual performance. The Committee believes that capital levels act as a fundamental health metric that can reduce payouts if Common Equity Tier 1 capital falls below certain thresholds. Our capital level of 10.6% demonstrates the consistent and sustainable strength of our balance sheet.

Additional funding modifiers are assessed both quantitatively and qualitatively and can adjust the corporate funding by +/-20 funding percentage points. The use of modifiers allows the Committee to holistically assess bank performance relative to peers and against important performance metrics (financial and non-financial) that arise during the year that may not have been contemplated at the beginning of the year to hold management accountable for not only what was achieved but also how results were achieved.

Performance Hurdle	2024 Actual

Capital Levels	10.6% Common Equity Tier 1

Funding Modifiers

Non-Performing Assets (“NPA”)	Ranked sixth among twelve peers.

Qualitative Sustainability and Stewardship Assessment	Solid progress was made with consideration of the multiple priorities of serving our customers, employees, and communities. Pages 4 and 10 provide the detailed progress on all priorities.

Loan to Deposit	The full year Loan to Deposit ratio was 72% versus a target range of 71% - 75%.

Determination of VCP Awards. Based on the 2024 performance results described above and prior to the application of any funding modifiers, the calculated pool funding level of 103% of target was achieved as shown below:

Bancorp Funding Metrics	Threshold	Target	Maximum	2024 VCP Adjusted Actual	Funding	Funding Weight	Funding Level

Earnings Per Share	$2.59	$3.24	$3.73	$3.27	106%	50%	53%

Return on Assets	0.90%	1.12%	1.29%	1.13%	106%	25%	26%

Efficiency Ratio	62.8%	57.1%	54.2%	57.5%	97%	25%	24%

Total Funding							103%

After consideration of the funding modifier performance, the Committee approved an additional four funding points. In reviewing the modifiers, the committee believed the adjustment was appropriate given the Company’s performance against the goals, and the support this provided of achieving the stated objectives of sustainability, profitability, and growth. Examples of this include, NPA performance that improved in 2024 moving from seventh to sixth in the peer group, a loan to deposit ratio that remained on the low end of the target range through a changing interest rate environment, and continued progress on goals that support the Company’s customers, communities, and employees–including continued recognition for superior customer service results, which are highlighted on pages 4 and 10.

With these considerations, a final funding level of 107% was approved by the committee.

When making the final determination of individual awards using the approved funding pool, the Committee had the benefit of information relating to market median compensation levels as well as performance and risk assessment rating information. Additionally, each individual’s qualitative performance assessment (further described for each NEO in the qualitative performance assessments section below) and risk performance are considered. Based on these factors the Committee thought it appropriate to make individual decisions ranging from 105-115% of the NEO’s target in cash.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 Long-Term, Equity-based Incentive Compensation Plan Design. The long-term, equity-based incentive plan is an important piece of the compensation mix for our Named Executive Officers. The objectives of our plan, the types of equity-based awards employed under the plan, and areas included in individual performance assessments used to determine award amounts for Named Executive Officers are:

Plan Objectives
Align management and shareholders’ interests
Motivate senior executives to optimize long-term shareholder value
Encourage stock ownership among our employees
Enhance the Company’s ability to retain key talent
Ensure the program design is consistent with our compensation philosophy and reflective of external market trends
Strengthen risk-adjusted pay decisions

Areas of Assessment
The Company’s revenue and expense results
Division revenue and expenses vs. budget
Internal and external customer service levels
Performance relative to the Company’s strategic initiatives
Results related to specific individual responsibilities
Results related to specific individual risk assessments

Equity Type Mix

For the 2024 awards, Stock Appreciation Right Awards, or “SARs,” are calculated by taking 15% of the total LTI award amount divided by the SARs Black-Scholes value on the date of grant. Restricted Stock Unit Awards, or “RSUs,” are calculated by taking 35% of the total Long-Term Incentive (“LTl”) award amount divided by the Company’s average closing stock price for each trading day in the month of January. Performance Share awards are calculated by taking 50% of the total LTI award amount divided by the Company’s average closing stock price for each trading day in the month of January.

The Committee believes that performance shares are an important component of the equity-based incentive compensation opportunity because they create a clear connection between results achieved and compensation earned. For 2024, the Committee maintained the Long-Term Incentive mix of 50% performance share awards, 35% restricted stock units, and 15% stock appreciation rights and believes the

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive mix aligns well with the Company’s Long-Term Incentive plan objectives, strategic objectives, compensation philosophy, regulatory guidance, risk culture, and competitive practice. The design of the Long-Term incentive plans and award mix are evaluated annually.

Target award levels are established at the beginning of the year for each Named Executive Officer considering market median compensation for each position. Award levels are not automatically made at target. Actual award levels are based upon Company performance, and the Committee includes qualitative assessments of individual performance of each Named Executive Officer in the areas shown in the graphic display on the preceding page. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

The grant date of the LTI awards is the date of the Committee’s approval of the awards, which typically occurs at a first quarter meeting of the Committee. The grant dates for awards made in 2024 are detailed in the “2024 Grants of Plan-Based Awards” table later in this Proxy Statement. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

Performance share grants are granted at “target,” calculated by taking 50% of the LTI award amount divided by the share price used for purposes of the grant. Executives have the opportunity to earn between zero and 150% of their target award based upon the Company’s three-year cumulative result on Adjusted Return on Average Common Equity (“ROACE”) versus our Compensation Peer Group. A full list of adjustments made to the three-year ROACE metric can be found in footnote (5) in our Pay vs. Performance section. Performance share grants are eligible for dividend equivalents which accrue in cash and are paid when the award is earned and distributed. Payouts are interpolated for achievement between threshold (50%), target (100%) and maximum (150%) goals as outlined in the table above.

A visual example of our performance share grant design is shown in the following graphic:

Restricted Stock Units grants made in 2024 have a three-year graded vesting schedule. These grants do not have voting rights during the vesting period, but are eligible for dividend equivalent payments, which accrue in cash and are paid upon vesting and distribution of the underlying award.

Stock Appreciation Rights are granted at the closing price of the Company’s common stock on the date of grant and have a 10-year term. Grants made in 2024 have a three-year graded vesting schedule. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

The Committee believes that the design of the long-term, equity-based incentive plan provides incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can be realized only with an appreciation in the price of the Company’s common stock or by meeting goals based on relative ROACE, depending on the type of award.

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COMPENSATION DISCUSSION AND ANALYSIS

Payout of 2022 Performance Share Awards. The 2022 performance share grant measured the Company’s performance on ROACE versus our compensation peer group over the three-year period beginning January 1, 2022 through December 31, 2024. In its February 2025 meeting, the Committee reviewed final ROACE results showing the Company ranked first among peers and the absolute metric thresholds for ROTCE and efficiency ratio were met. Accordingly, the Committee approved a 150% payout. The grant paid out in Company stock and the shares were distributed on February 19, 2025, the date of the Committee’s approval.

Other Long-term, Equity-based Plan Provisions. The VCP and long-term, equity-based incentive compensation awards made in 2024 were issued under the Company’s 2021 Incentive Compensation Plan (the “Plan”), which was approved and adopted by the Company’s shareholders in 2021. Shareholders approved the 2024 Incentive Compensation Plan on April 16, 2024. Awards granted on or after April 16, 2024, will be governed under the new 2024 Incentive Compensation Plan.

Determination of Long-term, Equity-based Incentive Awards. The chief executive officer recommends the award levels for each Named Executive Officer except for himself, and the Committee makes the final award determination for all Named Executive Officers, including the chief executive officer. The award considerations are not based on a formula. Rather, the Committee may choose to make the actual award higher or lower than the target award based on the qualitative assessment of performance against stated objectives as well as the individual’s risk assessment results. The Committee believes that, by including a performance element as part of the up-front grant process, the Company is able to further reinforce the pay-for-performance objective of the Company’s compensation structure.

When making the final determination to grant long-term, equity-based incentive compensation awards in February 2024, the Committee considered information relating to market median compensation levels, Company financial performance during 2023, the qualitative performance assessment, and individual risk performance assessments. After reviewing this information for 2023, the Committee granted a 2024 long-term equity incentive compensation award of 100-182% of target for all Named Executive Officers.

Additional Executive Long-term Awards

As previously disclosed, the Board granted additional awards to select NEOs in February of 2024. The purpose of these awards was to recognize new or expanded responsibilities and to support the continuity of key leadership roles. The CEO did not receive any additional compensation. The awards were made in the form of Restricted Stock Units (RSUs), under the Bancorp’s 2021 Incentive Compensation Plan, to Messrs. Leonard, Shaffer, and Lavender in the amount of $2,000,000 each, based on the closing price of the Bancorp’s common stock on February 27, 2024.

These RSUs will vest three years from the date of grant contingent upon continued employment and satisfactory performance. In the event the recipient’s employment is terminated due to death or disability, any unvested RSUs will become immediately vested. In the event the recipient’s employment is terminated for any other reason, the unvested RSUs will be forfeited.

In addition, if the Bancorp’s return on average tangible common equity for the fiscal year ending immediately prior to a vesting date (i.e., 2024, 2025 and 2026) does not meet or exceed 2%, one-third of the RSUs may be forfeited at the discretion of the Committee. As a condition of receiving the award, recipients must accept any new roles within the Bancorp and assist with any necessary transitions before the RSUs vest. All awards will be settled in shares of our common stock, with accrued cash dividends paid in cash at the award vest. All awards are subject to the forfeiture and clawback provisions outlined in our clawback policy.

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COMPENSATION DISCUSSION AND ANALYSIS

Qualitative Performance Assessments. The individual qualitative performance assessment is a review of each Named Executive Officer’s performance against a set of stated objectives. This assessment is performed by the Board of Directors with respect to the chief executive officer’s performance and by the chief executive officer with respect to the performance of the other Named Executive Officers. Each Named Executive Officer was evaluated on the following objectives:

2024 financial performance

Strategic initiatives

Risk management

Operational excellence

Customer experience

Talent optimization and employee engagement

Promotion of the Bank’s values and culture

The Committee’s Considerations. The Committee considers both the aggregate amount and mix of an executive officer’s Total Direct Compensation when making the decisions discussed above. The Committee assesses Total Direct Compensation relative to competitive market data annually. Recommendations for executive compensation are reviewed and approved during one of the Committee’s first quarter meetings.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for executive officers is effective and appropriate. The structure reflects the Company’s compensation philosophy in that its incentive payout ranges are aligned with the competitive market data; it has appropriate leverage to ensure a strong linkage between compensation, risk outcomes, and performance; and it drives rewards based on the most relevant performance measures for the Company and shareholders.

The Committee also has reviewed the internal relationships between the compensation for the chief executive officer and for other executive officers and has deemed them to be appropriate. The Committee believes that the relative difference between the compensation of the chief executive officer and the compensation of the Company’s other executive officers is consistent with such differences found in the Company’s Compensation Peer Group.

Objectives considered for 2024 performance for each Named Executive Officer and Executive Compensation Decision Highlights are discussed in the next section.

For Mr. Spence: As President and CEO, Mr. Spence was responsible for delivering both short- and long-term financial results consistent with the strategic plan. Additionally, he was responsible for driving the long-term investment strategy and ensuring their alignment with Company’s overall ambition, and addressing the current and changing needs of customers, shareholders, employees, and communities. In 2024, the Company made investments in moving product, sales, and technology channels forward, while maintaining top quartile financial returns among peers. Additionally, Mr. Spence was responsible for maintaining a strong culture of risk and regulatory excellence throughout the Company. Mr. Spence also fostered an environment for open dialogue and credible challenge with the Board of Directors.

The VCP award was based on 2024 performance and Mr. Spence’s overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2024 was based on performance against 2023 objectives and market-based compensation considerations.

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COMPENSATION DISCUSSION AND ANALYSIS

For Mr. Preston: As Chief Financial Officer, Mr. Preston was responsible for managing the Company’s financial performance against the 2024 plan and providing strategic advice for long-term business planning. He was responsible for managing the Company’s liquidity and interest rate risks and drove accountability for a culture of strong risk management. By efficiently managing the company’s financial plan, Mr. Preston positioned Fifth Third for top quartile financial performance and sustainable long-term performance. Additionally, Mr. Preston led a robust capital plan, which provided a stable foundation for investment and shareholder return. Finally, he led the consistent and transparent shareholder engagement process described on page 37.

The VCP award was based on 2024 performance and Mr. Preston’s overall contribution to Fifth Third’s performance. The long term, equity-based award granted in February 2024 was based on performance against 2023 objectives and market-based compensation considerations.

For Mr. Leonard: As Chief Operating Officer, Mr. Leonard was responsible for leading all aspects of the Company’s Consumer and Small Business Banking segment. He also had responsibility for how the Company delivers to its customers, through oversight of the Company’s marketing, consumer product, customer experience, and central operations functions. As Chief Operating Officer, he was responsible for supporting a robust risk culture across all risk types to maintain a strong foundation for continued investment and growth. Mr. Leonard led the expansion of the Company’s Southeastern branch network, driving continued household and granular deposit growth. Additionally, through focused revenue growth and innovation in his areas of oversight, the Company is positioned for sustainable and ongoing growth.

The VCP award was based on 2024 performance and Mr. Leonard’s overall contribution to Fifth Third’s performance. The long term, equity-based award granted in February 2024 was based on performance against 2023 objectives and market-based compensation considerations.

For Mr. Shaffer: As Chief Risk Officer, Mr. Shaffer was responsible for managing all aspects of Fifth Third’s regulatory results and risk programs including, but not limited to, operational, legal and regulatory compliance, strategic, interest rate, liquidity, strategic, price, and credit risks. He was also responsible for providing strategic support and ensuring Fifth Third’s initiatives were appropriate given the Company’s risk profile.

In addition, Mr. Shaffer was responsible for performing an independent risk management assessment for each of the NEOs, other than himself, to determine if the NEOs are achieving risk-balanced results while consistently demonstrating behaviors that support an appropriate risk culture.

The VCP award was based on 2024 performance and Mr. Shaffer’s overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2024 was based on performance against 2023 objectives and market-based compensation considerations.

For Mr. Lavender: As Head of the Commercial Bank, Mr. Lavender was responsible for executing on a clear vision for the Commercial Bank that includes driving business strategy, establishing cultural and talent priorities, and delivering strong financial, operational, and risk outcomes. In addition to a continued focused expansion in the middle market and select vertical businesses, Mr. Lavender oversaw the initiation of the Corporate and Investment Bank structure within the commercial Bank to position the Company for the future.

The VCP award was based on 2024 performance and Mr. Lavender’s overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in February 2024 was based on performance against 2023 objectives and market-based compensation considerations.

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COMPENSATION DISCUSSION AND ANALYSIS

2025 Executive Compensation Plan Design Changes

2025 VCP Changes. The Company and the Committee review the VCP annually to determine if changes should be made to the plan for the next year. During the review in 2024 for the 2025 plan updates, there were no changes to the VCP core plan or funding design. Modest changes were made to the funding modifier to align with the Company’s strategic objectives of stability, profitability, and growth. The emphasis for evaluation of the overall modifier will be on continuing to provide superior return levels compared to our peers, while requiring we maintain stable capital and liquidity positions and continue to appropriately invest in long term success with strategic initiatives. The potential impact of the modifier remains at +/- 20 funding points, with the Committee retaining unlimited downward discretion for individual performance and risk assessments. Full modifier details are reflected in the table below.

Assessment Criteria
Stability	**Performance Hurdle** Common Equity Tier 1 Ratio must remain **above 4.5% plus Required Stressed Capital Buffer (SCB)** for any Variable Compensation Plan funding to occur. **Funding Modifiers** Review of liquidity measures vs. target. The evaluation will consider a ratio target as well as any environmental factors impacting the ratio's performance. • Liquidity Coverage Ratio versus internal targets • Loan to Deposit Ratio versus internal targets
Profitability	A review of performance versus peers, focused on Return on Tangible Common Equity ("ROTCE") to incent superior returns while maintaining ambitious targets. Additional metrics may be reviewed as appropriate based on the environment.
Growth	A qualitative assessment of progress towards strategic goals and the impact of investments being made. Key focus areas will be progress on the Company's strategic initiatives as well as a stewardship assessment of the Company's impact on customers, employees, and communities.

2025 Long-term, Equity-based Incentive Plan Changes. The Company and the Committee review the long-term, equity-based incentive plan annually to determine necessary changes for the upcoming year (e.g., award mix, performance measures, modifiers). During the 2024 review for the 2025 plan, the Committee approved removing SARs from the award mix. The new mix for 2025 and beyond will consist of 60% Performance Share Units and 40% Restricted Stock Units. This adjustment, with a heavier emphasis on Performance Share Units, aligns better with market practice, appropriately aligns compensation with financial outcomes that drive shareholder value, and promotes retention and stock ownership.

Executive Benefits and Perquisites

Summary of Eligibility for Benefits and Perquisites. The Company provides few benefits and perquisites to executive officers that are not available to the general employee population. Special benefits can include health programs, a deferred compensation plan, executive planning reimbursement, nominal holiday gifts, parking, an executive corporate security program, and occasional personal use of the corporate aircraft. Additionally, spouses or guests of named executive officers may be provided travel and/or entertainment benefits related to business events at which their attendance is expected and appropriate, such as Company recognition events or trips, recruiting meals, or social events held for marketing or other business purposes.

These benefits are often provided with little or no incremental cost to the Company. The Company does not provide tax gross-ups for these limited perquisites.

Use of the Corporate Aircraft. The Committee has approved limited personal use of the corporate aircraft by Mr. Spence up to a maximum value of $150,000 per year. In 2021, the Board approved a change to the Company’s corporate aircraft policy that allows certain executive officers to use the corporate aircraft for personal use in certain special situations (e.g., death in family). Such use by any NEO is accounted for in the summary compensation table.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Spence is subject to individual lease (“time-sharing”) agreements with the Company that govern the terms and conditions of his personal use of the corporate aircraft. Under the terms of such time-sharing agreement, if Mr. Spence has incurred any costs for personal use of the corporate aircraft which exceed the allowance described above, he will pay for the cost of any personal use of the corporate aircraft that exceeds the allowance described above.

Retirement Benefits. The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure for the Company. Based upon the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers.

The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a Company match. The same 401(k) plan is maintained for all eligible employees, including the Named Executive Officers. The 401(k) plan provides a match to employee contributions of 150% on the first two percent and 100% on the next four percent of eligible compensation an employee contributes to the plan and is invested in the employee’s selection of the plan’s existing investment alternatives. This Company match is immediately 100% vested. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits. Under the plan, NEOs may not defer their future cash compensation into Company stock.

The Company offers employees at certain salary band levels, including its Named Executive Officers, a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and awards received under the VCP. The plan also provides for the Company to make a contribution for loss of the qualified plan 401(k) match due to the deferral of pay into this plan or due to wage or contribution limitations under the qualified 401(k) plan. The deferred funds receive earnings based on the mutual funds elected by each executive. The executives do not earn any preferential or above-market returns on these earnings. Under the plan, NEOs may not defer their cash compensation into Company stock.

The Company maintains a defined benefit pension plan which was frozen to new participants as of November 15, 1998. Employees who met the age and service requirement at that time are “grandfathered” and continue to accrue benefits under that plan. No Named Executive Officers are participants in this plan.

Health and Welfare Benefits. The Company offers broad-based medical, dental, vision, life, and disability plans to all of its employees. The Company also provides to each Named Executive Officer a comprehensive physical exam program and access to an executive fitness facility.

Executive Corporate Security. The Company recognizes the importance of providing security benefits and addressing security concerns for our Named Executive Officers. This may include, but is not limited to, personal security, event security, and cyber security. All services provided are supported by a third-party study and are continuously evaluated and enhanced based upon current environment needs.

Severance and Change in Control Benefits. The Fifth Third Bancorp Executive Change in Control Severance Plan (the “CIC Severance Plan”) provides severance benefits to certain officers upon a qualifying termination after a change in control, subject to execution of a release and non-compete agreement. The plan covers approximately 41 officers, including all Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Under the CIC Severance Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without “cause” (as defined in the CIC Severance Plan) or the executive resigns for “good reason” (as defined in the CIC Severance Plan). For this purpose, a change in control would occur in any of the following instances:

Any person is or becomes the beneficial owner of 30% or more of the voting power of the Company’s outstanding securities;

During any consecutive 12-month period, the directors in office in the beginning of such period (or directors who were approved by two-thirds of such directors) cease to constitute a majority of the Board;

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 60% of the voting power of the merged or consolidated entity; or

The Company’s shareholders approve a plan of complete liquidation of the Company.

The treatment of long-term, equity-based incentive compensation in the event of a change in control is determined by the applicable incentive compensation plans. More specific details are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

Executive Severance Benefits Plan. On February 17, 2021, the Committee adopted the Executive Severance Benefits Plan, in which participating executives are eligible to receive certain severance benefits as described in the Severance Benefits Plan if such executive’s employment terminates prior to a change in control of Fifth Third or more than 24 months following a change in control, but only if the Bank determines, in its sole discretion, that the executive’s employment was terminated involuntarily by the Bank without “cause” or by the executive for “good reason” (each as defined in the Severance Benefits Plan). For purposes of the Severance Benefits Plan, a change in control has the same meaning given to that term in the CIC Severance Plan, as amended.

Executive Ownership and Capital Accumulation

Stock Ownership Guidelines. The executive compensation program is designed, in part, to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established stock ownership guidelines for senior employees in the Company’s salary band structure, including the Named Executive Officers. The amount of stock required to be retained varies based upon the assigned salary band and associated multiple of base salary.

These employees are expected to use stock net of taxes obtained through awards under the long-term, equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

Stock owned individually and by immediate family sharing the same household.	Restricted stock units not yet vested.	Stock held in the employee stock purchase plan.

Until ownership guidelines are met, executive officers are required to retain 75% of net, after tax shares received from stock appreciation right exercises and restricted stock unit and performance share award vesting until the minimum ownership guidelines are met. As an additional requirement, once these guidelines are met, executives must retain 25% of net, after tax shares until two times their guidelines are met.

60

COMPENSATION DISCUSSION AND ANALYSIS

Executives have five years to achieve the minimum executive stock ownership requirements. There is no specific time frame required to meet the two times guideline. Specific ownership guidelines for the Named Executive Officers are:

Stock Ownership Guidelines

Chief Executive Officer	6x Salary

Other Named Executive Officers	3x Salary
The Committee reviews progress toward achieving the ownership goal for the Company’s executive officers on an annual basis. As of the most recent annual review performed in June 2024, all Named Executive Officers had sufficient holdings to meet or exceed the stock ownership requirements or had not yet been in the role for five years and are on pace to meet the guidelines.
Beneficial Ownership.
The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of December 31, 2024:

Title of Class	Name of Officer	Number of Stock Beneficially Owned (1)	% of Class

Common Stock	Timothy N. Spence	590,458	0.0881%

Common Stock	Bryan D. Preston	53,476	0.0080%

Common Stock	James C. Leonard	255,060	0.0381%

Common Stock	Robert P. Shaffer	205,181	0.0306%

Common Stock	Kevin P. Lavender	105,924	0.0158%

(1)
The amounts shown represent the total stock owned outright by such individuals together with stock held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies (as to which beneficial ownership may be disclaimed) and SARs or RSUs exercisable (or exercisable within 60 days) of December 31, 2024 but unexercised. These individuals have the number of SARs indicated after their names that are exercisable as of December 31, 2024 or will become exercisable within 60 days of December 31, 2024: Mr. Spence, 293,229; Mr. Preston, 26,663; Mr. Leonard, 107,337; Mr. Shaffer, 111,319; and Mr. Lavender, 56,897.The amounts listed for SARs represent the number of rights that may be exercised; the actual number of stock delivered will vary based on the stock’s appreciation over the grant price at the time of exercise. For beneficial ownership of individual directors and all directors and executive officers as a group see “Election of Directors” on pages 11-24.

Enterprise Insider Trading and Ethical Investing Policy.
The
Company’s
Enterprise Insider Trading and Ethical Investing Policy (“Insider Trading Policy”) governs the purchase, sale and other acquisitions and dispositions of the Company’s securities by the Company and all its directors and employees. This policy is reasonably designed to promote compliance with insider trading laws, related rules and regulations and any applicable listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 24, 2025.
Prohibition on Hedging and Pledging.
The Company’s Insider Trading Policy prohibits all employees and directors from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading or short-selling of Company securities and transactions in any derivative of Company securities, including buying and writing options. Employees and directors are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors and certain employees during designated blackout periods and requires approval by the Legal Department prior to any trade.
Clawbacks and Recoupments.
The Company’s Code of Business Conduct and Ethics and its Compensation Clawback and Disclosure Policy provide that the Company reserves the right to seek restitution of any bonus, commission, or other incentive compensation received if the Company is required to prepare an accounting restatement to correct an error in previously issued financial

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COMPENSATION DISCUSSION AND ANALYSIS

statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period in accordance with 17 C.F.R. §240.10D-1.
Additionally, the Company reserves the right to seek restitution of any bonus, commission, or other compensation received as a result of an employee’s fraudulent or illegal conduct or misconduct; breach of any noncompetition, non-solicitation, confidentiality or other restrictive covenant; engaging in activity that could cause material harm to the Company’s assets, financial condition, operations or, reputation; violation of any Company code of ethics, conflict of interest, insider trading, or similar policy; failure to comply with or satisfy risk management requirements or objectives or failure to comply with requirements of applicable laws, rules, or regulations.
Practices Related to the Timing of Equity Awards.
The Committee’s practice prohibits timing or selecting grant dates of any stock options or stock-based awards in coordination with the release of material non-public information, which includes grant dates of equity awards for our executive officers and employees. In each case, the exercise price of any stock options (or base price of any SARs) granted must equal the closing price of our common stock on the grant date. The Committee does not take into account material non-public information when determining the timing or terms of option or SAR awards, nor does the Company time disclosure of material non-public information for the purpose of affecting the value of executive compensation with such option or SAR awards. During the year ended December 31, 2024, the Company did not grant stock options or SARs to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.
Tax and Accounting Impacts of Compensation Programs
Deductibility of Executive Compensation.
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. The Committee is not limited to paying compensation that is fully deductible and retains the flexibility to consider tax and accounting impacts as some factors among many in structuring compensation programs. While the Company’s compensation philosophy has been to, where appropriate, position executive compensation to qualify for deductibility, in approving compensation that may not be deductible, the Committee has determined that the underlying executive compensation programs are appropriate and necessary to attract, retain, and motivate senior executives, and that failing to meet these objectives creates more risk for the Company than the financial impact of losing the tax deduction. For the year ending December 31, 2024, the tax impact related to non-deductible compensation expense was approximately $5.8 million.
Accounting and Financial Reporting.
The Company accounts for long-term, equity-based incentive compensation payments including SARs, RSUs, RSAs, stock options, and performance shares in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

62

Human Capital and Compensation Committee Report

The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Capital and Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis. Based on that discussion, the Human Capital and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Michael B. McCallister, Chair

Nicholas K. Akins

Jorge L. Benitez

Linda W. Clement-Holmes

Gary R. Heminger

Marsha C. Williams

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Compensation of Named Executive Officers

Summary Compensation Table. The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2022 through 2024. The amounts in the Stock Awards and Option Awards columns indicate the fair value on the grant date associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our Common Stock.

2024 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Timothy N. Spence, President and Chief Executive Officer, Fifth Third Bancorp	2024	1,073,577		5,428,553	990,002	2,314,410	300,816	10,107,358
	2023	1,025,385	—	5,481,769	900,000	1,622,250	356,322	9,385,726
	2022	826,923	—	4,621,877	815,610	1,621,220	253,029	8,138,659

Bryan D. Preston, Executive Vice President and Chief Financial Officer	2024	615,962	—	1,028,153	187,500	668,750	82,573	2,582,938

James C. Leonard, Executive Vice President and Chief Operating Officer	2024	723,462	—	4,056,258	375,000	1,042,188	124,093	6,321,001
	2023	679,616	—	1,598,835	262,502	753,500	133,807	3,428,260
	2022	638,462	—	1,434,393	253,129	893,750	129,385	3,349,119

Robert P. Shaffer, Executive Vice President and Chief Risk Officer	2024	665,000	—	3,645,023	300,000	830,588	110,390	5,551,001
	2023	608,462	—	1,004,985	164,997	610,000	109,994	2,498,438
	2022	580,770	—	1,136,869	200,619	690,000	129,450	2,737,708

Kevin P. Lavender, Executive Vice President and Head of Commercial Bank	2024	660,770	—	3,645,023	300,000	815,063	115,389	5,536,245
	2023	581,347	—	1,004,985	164,997	582,500	112,013	2,445,842
	2022	563,462	—	1,147,487	202,500	546,250	112,652	2,572,351

(1)

The values shown for the RSU awards in the Summary Compensation Table and the table below reflect the grant date fair value of such awards on the applicable dates of grant, which was the closing price of our Common Stock on each such date. The values shown for performance share awards for 2024 in the Summary Compensation Table and the table below reflect the grant date fair value of $33.51, which was the closing price on February 14, 2024, grant date. The price used to calculate the number of performance shares awarded was $34.63 which was the average January 2024 share price used for the February 14, 2024, grant date. The values shown for performance share awards for 2023 in the Summary Compensation Table and the table below reflect the grant date fair value of $37.19, which was the closing price on the February 14, 2023, grant date. The price used to calculate the number of performance shares awarded was $34.60 which was the average January 2023 share price used for the February 14, 2023, grant date. The values shown for performance share awards for 2022 in the Summary Compensation Table and the table below reflect the grant date fair value of $46.98 which was the average January 2022 price used for the February 16, 2022, grant date. This price was also used to calculate the number of performance shares awarded for the February 16, 2022, grant date.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Fair values of performance share awards assuming maximum performance as of the date of grant are as follows:

	Fair Value at Maximum Performance

Executive	2022 ($)	2023 ($)	2024 ($)

Timothy N. Spence	4,078,164	4,836,838	4,789,903

Bryan D. Preston	—	—	907,183

James C. Leonard	1,265,641	1,410,747	1,814,365

Robert P. Shaffer	1,003,140	886,758	1,451,502

Kevin P. Lavender	1,012,513	886,758	1,451,502

(2)

Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with statement of accounting principles generally accepted in the United States. Assumptions used in determining fair value are disclosed in Note 25, “Stock Based Compensation,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	Amounts reflect the Variable Compensation Plan award paid in cash to each NEO.
(4)

The amounts reflected in the “All Other Compensation” column consist of the benefits provided to the Company’s Named Executive Officers as described above under “Compensation Discussion and Analysis—Executive Benefits and Perquisites.” The following table reflects the costs of these benefits for 2024.

Executive	Perquisites and Other Personal Benefits ($)		Registrant Contributions to Defined Contribution Plans ($)	Tax Reimbursements & Insurance Premiums ($)	Severance ($)	Other ($)(F)	Total ($)

Timothy N. Spence	111,112	(A)	188,708	396	—	600	300,816

Bryan D. Preston	11,711	(B)	68,233	154		2,475	82,573

James C. Leonard	19,285	(C)	103,387	271	—	1,150	124,093

Robert P. Shaffer	19,709	(D)	89,250	231	—	1,200	110,390

Kevin P. Lavender	27,518	(E)	87,029	242	—	600	115,389

(A)

The amount shown for Mr. Spence represents executive financial planning, parking, executive physical ($9,623) costs of our executive corporate security program ($26,796) and the personal use of corporate aircraft ($71,858).

(B)	The amount shown for Mr. Preston represents parking ($2,400), the incremental cost of a guest at business functions ($4,740), and the cost of our executive corporate security program ($4,571).
(C)

The amount shown for Mr. Leonard represents executive financial planning ($7,575), parking ($2,400), the incremental cost of a guest at business functions ($4,740), and the cost of our executive corporate security program ($4,571).

(D)

The amount shown for Mr. Shaffer represents executive financial planning ($6,985), parking ($2,400), an executive physical ($3,083), business club membership ($2,760), and the cost of our executive corporate security program ($4,571).

(E)

The amount shown for Mr. Lavender represents executive financial planning ($3,809), parking ($2,400), an executive physical ($5,152), business club membership ($4,236), the incremental cost of a guest at business functions ($4,740), and the cost of our executive corporate security program ($7,181).

(F)

The amount shown for Mr. Spence represents a company Health Savings Account contribution. The amount shown for Mr. Preston represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Leonard represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Shaffer represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Lavender represents a company Health Savings Account contribution.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Grants of Plan-Based Awards. The following table reflects the full grant date fair value of long-term, equity-based incentive compensation awards made to our Named Executive Officers during 2024. Each of the Named Executive Officers received grants of performance shares that will vest in full three years from the grant date (contingent on meeting the performance threshold), SARs that will vest in three equal annual installments from the grant date, and RSUs that will vest in three equal annual installments from the grant date. Dividend equivalents are accrued in cash for RSUs and performance shares granted in 2024 and will be paid out when the underlying awards are earned and distributed. None of these awards have been re-priced or modified.

Performance shares are reported in the “Estimated Future Payouts Under Equity Incentive Plan Award” columns below; RSUs are reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column below; and SARs are reported in the “All Other Option Awards: Number of Securities Underlying Options” column below.

2024 Grants of Plan-Based Awards

Name	Grant Date(1)	Date Grant Approved by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maxi- mum (#)

Timothy N. Spence				—	2,163,000	4,326,000
	2/14/2024	2/14/2024					95,293	47,647	95,293	142,940				3,193,268
	2/14/2024	2/14/2024										101,957	33.51	990,002
	2/14/2024	2/14/2024									66,705			2,235,285

Bryan D. Preston				—	625,000	1,250,000
	2/14/2024	2/14/2024					18,048	9,024	18,048	27,072				604,788
	2/14/2024	2/14/2024										19,310	33.51	187,500
	2/14/2024	2/14/2024									12,634			423,365

James C. Leonard				—	906,250	1,812,500
	2/14/2024	2/14/2024					36,096	18,048	36,096	54,144				1,209,577
	2/14/2024	2/14/2024										38,620	33.51	375,000
	2/14/2024	2/14/2024									25,267			846,697
	2/27/2024	2/27/2024									58,875			1,999,984

Robert P. Shaffer				—	776,250	1,552,500
	2/14/2024	2/14/2024					28,877	14,439	28,877	43,316				967,668
	2/14/2024	2/14/2024										30,896	33.51	300,000
	2/14/2024	2/14/2024									20,214			677,371
	2/27/2024	2/27/2024									58,875			1,999,984

Kevin P. Lavender				—	776,250	1,552,500
	2/14/2024	2/14/2024					28,877	14,439	28,877	43,316				967,668
	2/14/2024	2/14/2024										30,896	33.51	300,000
	2/14/2024	2/14/2024									20,214			677,371
	2/27/2024	2/27/2024									58,875			1,999,984

(1)	Awards were made under the 2021 Incentive Compensation Plan as approved by shareholders on April 13, 2021.
(2)

Includes a range of possible payouts for 2024 performance under the Variable Compensation Plan, based on percent of salary targets and subject to threshold, target and maximum levels of corporate performance. Awards are subject to adjustments based on individual performance, risk assessment results, and business unit performance. Actual awards received for 2024 are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(3)	Includes performance shares that are settled in Company Common Stock, only after threshold or greater performance is achieved.
(4)

“Grant Date Fair Value of Option Awards” granted on February 14, 2024, calculated as the total number of shares multiplied by $9.71 (Black-Scholes value) for the SARs. “Grant Date Fair Value of Stock Awards” (including the RSUs and the performance shares) granted on February 14, 2024, is calculated as the total number of shares multiplied by $33.51. Grant Date Fair Value of Stock Awards” granted (RSUs) on February 27, 2024, is calculated as the total number of shares multiplied by $33.97.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at Year-End. The following table outlines outstanding long-term, equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2024. Each outstanding award is shown separately. The “Option Awards” columns reflect SARs. The “Stock Awards” columns include RSUs and Performance Shares. Performance Shares are listed in the “Equity Incentive Plan Award” columns. Performance shares settle entirely in shares of Company Common Stock only after threshold performance or greater is achieved. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2024

	Option Awards						Stock Awards(8)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Timothy N. Spence	28,070				26.52	2/03/2027

	15,887				33.17	1/29/2028

	26,829				26.72	2/06/2029

	26,393				29.64	2/12/2030

	28,699				33.53	2/17/2031

	18,136	9,068	(1)		49.51	2/16/2032

	32,643	16,322	(1)		33.70	7/05/2032

	28,598	57,198	(2)		37.19	2/14/2033

		101,957	(3)		33.51	2/14/2034

							16,439	(1)	695,041

							40,463	(2)	1,710,776

							66,705	(3)	2,820,287

										70,453	(1)	2,978,753

										86,705	(4)	3,665,887

										95,293	(5)	4,028,988

Fifth Third 2025 Proxy Statement	67

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2024

	Option Awards						Stock Awards(8)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Bryan D. Preston	4,561				26.52	2/03/2027

	5,740				33.53	2/17/2031

	3,757	1,879	(1)		49.51	2/16/2032

	2,145	4,290	(2)		37.19	2/14/2033

		19,310	(3)		33.51	2/14/2034

							1,254	(1)	53,019

							3,035	(2)	128,320

							12,634	(3)	534,166

							28,547	(6)	1,206,967

										5,375	(1)	227,255

										6,503	(4)	274,947

										18,048	(5)	763,069

James C. Leonard	4,350				14.87	2/12/2026

	8,772				26.52	2/03/2027

	4,965				33.17	1/29/2028

	9,654				26.72	2/06/2029

	8,248				29.64	2/12/2030

	22,959				33.53	2/17/2031

	12,556	6,278	(1)		49.51	2/16/2032

	8,341	16,683	(2)		37.19	2/14/2033

		38,620	(3)		33.51	2/14/2034

							4,191	(1)	177,195

							11,802	(2)	498,989

							25,267	(3)	1,068,289

							58,875	(7)	2,489,235

										17,960	(1)	759,349

										25,289	(4)	1,069,219

										36,096	(5)	1,526,139

68

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2024

	Option Awards					Stock Awards(8)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert P. Shaffer	14,035			26.52	2/03/2027

	7,282			33.17	1/29/2028

	15,650			26.72	2/06/2029

	17,595			29.64	2/12/2030

	21,046			33.53	2/17/2031

	9,951	4,976(1)		49.51	2/16/2032

	5,243	10,4862)		37.19	2/14/2033

		30,896(3)		33.51	2/14/2034

						3,322	(1)	140,454

						7,418	(2)	313,633

						20,214	(3)	854,648

						58,875	(7)	2,489,235

									14,235	(1)	601,856

									15,896	(4)	672,083

									28,877	(5)	1,220,920

Kevin P. Lavender	21,046			33.53	2/17/2031

	10,044	5,023(1)		49.51	2/16/2032

	5,243	10,486(2)		37.19	2/14/2033

		30,896(3)		33.51	2/14/2034

						3,353	(1)	141,765

						7,418	(2)	313,633

						20,214	(3)	854,648

						58,875	(7)	2,489,235

									14,368	(1)	607,479

									15,896	(4)	672,083

									28,877	(5)	1,220,920

(1)	All unvested shares are scheduled to vest on February 16, 2025. Performance Shares are subject to achievement of stated performance goals.
(2)	One-half of the unvested shares are scheduled to vest on each of February 14, 2025, and 2026.
(3)	One-third of the unvested shares are scheduled to vest on each of February 14, 2025, 2026 and 2027.
(4)	All unvested shares are scheduled to vest on February 14, 2026, subject to achievement of stated performance goals.
(5)	All unvested shares are scheduled to vest on February 14, 2027, subject to achievement of stated performance goals.
(6)	One-half of the unvested shares are scheduled to vest on each of December 15, 2025, and 2027.
(7)	All unvested shares are scheduled to vest on February 27, 2027.
(8)	Values are based on the December 31, 2024, closing price of the Company’s common stock of $42.28 with performance shares valued as if target performance was achieved.

Fifth Third 2025 Proxy Statement	69

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Option Exercises and Stock Vested. The following table outlines SARs exercised and restricted stock and performance shares that vested during 2024.

	2024 Option Exercises & Stock Vested

	Option Awards(1)		Stock Awards(2)

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy N. Spence	41,763	1,000,502	75,442	2,551,250

Bryan D. Preston	—	—	11,580	392,462

James C. Leonard	—	—	41,108	1,392,316

Robert P. Shaffer	26,990	544,075	35,463	1,201,702

Kevin P. Lavender	15,683	205,804	38,867	1,317,807

(1)	The dollar figures in the table represent the value at exercise for SARs.
(2)	The dollar figures in the table represent the value on the vest date for restricted stock units and performance shares.

Nonqualified Deferred Compensation. The Company maintains a Nonqualified Deferred Compensation Plan (“NQDCP”) that allows participant and Company contributions.

The plan allows participants to defer up to 70% of their base salary and up to 100% of their Variable Compensation award. In addition, the Company makes contributions for loss of qualified 401(k) plan matching contributions for two reasons: (1) due to base salary or Variable Compensation Plan award deferrals into the NQDCP plan and/or (2) due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to the NQDCP is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($345,000 for 2024) and applying the Company’s 401(k) match seven percent. If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Generally, distributions are made after retirement in a lump sum or in up to ten annual installments based on elections made by the participants. The earliest distribution is August of the calendar year following the year of retirement.

Participants also have the option for up to three additional separate flex accounts, each with a separate distribution election, either in-service or retirement. Only participant contributions are eligible for these flex accounts. If an in-service distribution is elected, funds must remain in the plan for at least 3 years.

If a change is made to an initial distribution election which pushes out the start date of the payments, the entire distribution of the account must be made no later than the 15th calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table illustrates the nonqualified deferred compensation plan benefits. It includes each Named Executive Officer’s and the Company’s contributions (each of which are reflected in the amounts disclosed in the 2024 Summary Compensation Table) under the NQDCP as well as the earnings during 2024. It does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

Executive	2024 Nonqualified Deferred Compensation
	Plan	Executive Contributions in 2024 ($)	Company Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/2024 ($)

Timothy N. Spence	NQDCP(1)	243,338	164,558	152,414	—	1,632,750

Bryan D. Preston	NQDCP(1)	66,678	44,083	24,271	—	858,450

James C. Leonard	NQDCP(1)	—	79,237	119,323	—	1,862,826

Robert P. Shaffer	NQDCP(1)	—	65,100	33,783	—	634,679

Kevin P. Lavender	NQDCP(1)	—	62,879	373,617	—	2,765,954

(1)	The investments under this plan would produce earnings equal to those of any other investor who invested similar amounts of money in like investments for the same time period during the year.

Potential Payments Upon Termination or Change in Control. The treatment of long-term, equity-based awards issued as of December 31, 2024, under all termination scenarios, is dictated by the 2014, 2017, 2019, 2021, and 2024 Incentive Compensation Plans which were approved by shareholders on: April 15, 2014; April 18, 2017; April 16, 2019; April 13, 2021; and April 16, 2024, respectively.

The Company’s change in control policies were determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance at the time of their adoption from institutional shareholder groups.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and they allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels that are based on market median compensation nor the compensation awards based on a variety of performance factors as described in this Proxy Statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are discussed below. Except in a change in control scenario, the Named Executive Officer’s termination would not result in enhanced retirement benefits.

Voluntary. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon voluntary termination. Under the terms of the 2014, 2017, 2019, 2021 and 2024 Incentive Compensation Plans, if the Named Executive Officer meets certain retirement eligibility criteria, any exercisable SARs would remain outstanding and, under certain other criteria, outstanding equity awards may continue to vest. These values, as applicable, are included in the following pages.

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon involuntary termination by the Company for cause. Under the terms of the Company’s 2014, 2017, 2019, and 2021 Incentive Compensation Plans, all equity-based awards would be immediately forfeited.

Death and Disability. Under the terms of the 2014, 2017, 2019, and 2021 Incentive Compensation Plans, all unvested stock and option awards vest upon termination of a participant’s employment due to death or disability.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Immediately upon termination of a participant’s employment due to death or disability, any SARs remain outstanding for the remaining term of the grant. Performance shares will vest immediately based on the target number of shares multiplied by the appropriate percentage payout set forth in the Performance Level grid, calculated using the most recently reported financial results (reduced as needed by the Efficiency Ratio threshold and any portion forfeited due to failure to meet ROTCE and Risk Performance Evaluation Goals). The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100% of its performance goals for each outstanding performance share award and paid out effective December 31, 2024.

Involuntary Without Cause or For Good Reason. On February 17, 2021, the Human Capital and Compensation Committee adopted the Executive Severance Benefits Plan, in which participating executives are eligible to receive certain severance benefits as described in the Severance Benefits Plan if such executive’s employment terminates prior to a change in control of the Bank or more than 24 months following a change in control, but only if the Bank determines, in its sole discretion, that the executive’s employment was terminated involuntarily by the Bank without “cause” or by the executive for “good reason” (each as defined in the Severance Benefits Plan). For purposes of the Severance Benefits Plan, a change in control has the meaning given to that term in the Fifth Third Bancorp Executive Change in Control Severance Plan, as amended.

The cash severance payment received upon a triggering event under the Severance Benefits Plan would be equal to two times the Named Executive Officer’s base salary for Mr. Spence and one- and one-half times base salary for Messrs. Preston, Leonard, Shaffer, and Lavender. The payment is payable in quarterly installments over the 12-month period following termination of employment.

In addition to the base annual salary, a Named Executive Officer will receive a lump sum payment of a portion of the executive’s annual bonus for the year in which termination of employment occurs prorated based on the number of days elapsed; and a lump sum payment equal to twelve (12) times the monthly COBRA premium costs for the Bank-sponsored medical, dental, and vision coverage in which the executive participated.

The table below reflects an assumed full-year Variable Compensation Plan award at the amount each Named Executive Officer would be eligible to receive if the Company achieved 100% of its Variable Compensation Plan performance targets.

Change in Control. As described in the “Severance and Change in Control Benefits” section, the Company’s CIC Severance Plan provides for the payment of benefits upon a qualifying termination following a change in control (a “triggering event”) for the Named Executive Officers and other officers of the Company. In exchange for the payments and benefits under the plan, the eligible Named Executive Officer would be required to sign an agreement at the time of the triggering event not to compete with, nor solicit employees or customers from, the Company for a period of three years following the executive’s termination for Messrs. Spence, Preston, and Leonard, and for a period of two years for Messrs. Shaffer and Lavender.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus his Variable Compensation amount for Messrs. Spence, Preston, and Leonard, and two times base salary plus his Variable Compensation amount for Messrs. Shaffer and Lavender. In addition, the Named Executive Officer would earn a prorated Variable Compensation Plan award for the fiscal year of the termination. The table below reflects an assumed full-year Variable Compensation Plan award at the amount each Named Executive Officer would be eligible to receive if the Company achieved 100% of its Variable Compensation Plan performance targets.

Since April 2008, we have not granted any awards that provide for “single-trigger” vesting upon a change in control to our executives. Instead, as defined in our incentive compensation plans, any outstanding long-term, equity-based award (stock options, SARs, RSUs, and restricted stock awards) would vest immediately only if there is a change in control and a subsequent qualifying termination of employment (“double-trigger” vesting). Performance share awards would be deemed earned and paid out based on the greater of (1) the extent to which applicable performance goals have been met through

72

COMPENSATION OF NAMED EXECUTIVE OFFICERS

and including the effective date of the change in control or (2) the value on the date of the change in control of the number of target shares, in each case prorated based on the portion of the performance period elapsed at the time of the change in control. The value of performance share awards would be calculated based on the current market value of the Company’s stock on the date of the change in control times the earned number of shares. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100% of its performance goals for each outstanding performance share award and paid out effective December 31, 2024. The treatment of equity awards applies to all long-term, equity-based award recipients eligible for change in control benefits, not just for the Company’s Named Executive Officers.

Upon a triggering event under the CIC Severance Plan, Messrs. Spence, Preston, and Leonard would receive three, and Messrs. Shaffer and Lavender would receive two, additional years credit under the qualified and nonqualified defined contribution plans; as well as medical, dental, and life insurance benefits. These benefits are reflected in the Other Benefits category below. The NEO’s termination would not result in enhanced retirement benefits. Eligibility for these benefits, as well as any other benefits in a change in control scenario, is determined in a manner consistent with all eligible participants, not just the Company’s Named Executive Officers.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2024, Messrs. Leonard, Shaffer and Lavender meet all retirement eligibility criteria under outstanding long-term, equity-based compensation award agreements. Each has met the criteria to retain all vested and unvested awards except in a termination for cause scenario, or as otherwise provided for in the award agreements.

The tables below contain the total payments each Named Executive Officer would receive under each termination scenario if the Named Executive Officer separated on December 31, 2024. For all termination scenarios, the figures for long-term, equity-based incentive compensation awards are as of December 31, 2024, at the closing stock price of $42.28 on that date.

Executive	Termination Scenarios
	Voluntary ($)(1)	With Cause	Death or Disability ($)(2)	Involuntary or for Good Reason ($)(3)

Timothy N. Spence	—	—	19,240,013	23,587,170

Bryan D. Preston	—	—	3,511,952	5,094,899

James C. Leonard	6,589,371	—	9,078,606	8,617,096

Robert P. Shaffer	5,092,210	—	7,581,445	6,904,743

Kevin P. Lavender	4,345,698	—	6,834,933	6,155,692

(1)

Amounts in this column include the amount of long-term, equity-based compensation each NEO is entitled to retain for meeting all retirement eligibility criteria under outstanding award agreements in a voluntary termination scenario.

(2)

Amounts in this column include the total amount of long-term, equity-based compensation each NEO is entitled either to retain or to have the vesting accelerated because of a death or disability scenario.

(3)

Amounts in this column include the amount of base salary, variable compensation, and a lump sum COBRA payment each NEO is entitled to receive in a termination without “cause” or for “good reason” scenario, as well as the value of long-term equity each NEO is entitled to retain due to meeting retirement eligibility criteria, or as otherwise provided for in the award agreements.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

	Involuntary Termination Upon a Change in Control

Executive	Cash Severance ($)	Unvested Equity ($)	Potential Excise Tax Gross-Up ($)	Other Benefits ($)	Total ($)

Timothy N. Spence	11,864,055	13,317,121	—	739,296	25,920,472

Bryan D. Preston	4,362,500	2,778,566		321,123	7,462,189

James C. Leonard	5,783,688	6,638,196	—	441,223	12,863,107

Robert P. Shaffer	3,678,750	5,579,186	—	249,525	9,507,462

Kevin P. Lavender	3,678,750	5,586,120	—	243,015	9,507,885

74

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Timothy N. Spence, our chief executive officer (“CEO”), and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2024:

•	The median annual total compensation of all employees of our company (other than the CEO) was 70,185 and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 64, was 10,107,358.

Based on this information, for 2024, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 144 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee. Since only 12% of our employees receive equity compensation, we considered total cash compensation as a consistently applied compensation measure. As allowed by the SEC rules, we excluded our CEO and our six employees located outside the United States (four in Canada and two in the United Kingdom) who are less than one percent of our total 19,100 employee base. We then examined the total cash compensation (salary, wages, and bonus) for the remaining employees who were employed on December 31, 2024, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for 2024. In making this examination, we annualized the salary of approximately 19,100 full-time employees hired in 2024 who did not work the entire year. We did not annualize the pay of any other type of employee (e.g., part-time, co-ops) or make any other adjustments to the payroll data.

Once we identified the median employee, we then compared all elements of that employee’s 2024 compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to comparable total compensation of our CEO in order to determine the ratio as shown below:

	CEO ($)	Median employee ($)

Base salary	1,073,577	63,276

Stock awards	5,428,553

Option awards	990,002

Non-equity incentive plan compensation	2,314,410	4,903

Change in pension value/NQDC earnings

All other compensation	300,816	2,006

TOTAL	10,107,358	70,185

CEO pay ratio	144:1

We selected December 31, 2024 as the date to identify the median employee because it is the date consistent with the rest of the discussion included in this Proxy Statement and because our employee base does not materially change at any point during the year.

Fifth Third 2025 Proxy Statement	75

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between executive “Compensation Actually Paid” and the Company’s performance against several specific financial metrics. For further information regarding our executive compensation programs, the metrics the Human Capital and Compensation Committee used to set executive compensation for 2024 (which is different than the financial metrics we are required to include in the tables and discussion below) and our pay-for-performance philosophy, please refer to “Compensation Discussion and Analysis” starting on page 41.
Pay versus Performance Table
The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (“PEO”) and average Compensation Actually Paid to Non-PEO Named Executive Officers during 2020 through 2024. In addition, the table compares our Total Shareholder Return (“TSR”) against peer group TSR using the KBW Bank Index.

	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO
Year	Timothy N. Spence (1) ($)	Greg D. Carmichael (1) ($)	Timothy N. Spence (1), (2),(3) ($)	Greg D. Carmichael (1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Adjusted ROACE (5)
							TSR ($)	Peer Group TSR ($)

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	10,107,358	—	16,557,033	—	4,997,796	6,888,467	168.43	132.63	2,314	10.64%

2023	9,385,726	—	11,127,150	—	2,659,424	3,233,874	132.49	96.66	2,349	11.9%

2022	8,138,659	11,020,287	7,385,480	9,082,391	2,764,020	2,223,867	120.03	97.53	2,446	12.5%

2021	—	10,531,649	—	20,997,747	3,061,398	5,142,100	153.73	124.08	2,770	14.5%

2020	—	9,797,589	—	7,761,702	2,325,412	1,936,839	94.64	89.69	1,427	8.4%

(1)
The amounts reported in columns (b) reflect the Summary Compensation Table Total for Mr. Carmichael and Mr. Spence for the years in which they served as PEO. For the years reported in the table, Greg D. Carmichael was our PEO from January 2020 to July 2022, and Timothy N. Spence has been our PEO since July 2022. The amounts reported in column (d) reflect the average Summary Compensation Table Total amounts for the Non-PEO Executive Officers for the respective years. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024

James C. Leonard	James C. Leonard	James C. Leonard	James C. Leonard	Bryan D. Preston

Tayfun Tuzun	Timothy N. Spence	Robert P. Shaffer	Robert P. Shaffer	James C. Leonard

Lars C. Anderson	Lars C. Anderson	Kevin P. Lavender	Kevin P. Lavender	Robert P. Shaffer

Timothy N. Spence	Kevin P. Lavender	Howard Hammond	Jude A. Schramm	Kevin P. Lavender

Robert P. Shaffer

Frank R. Forrest

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. The equity value adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted

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PAY VERSUS PERFORMANCE

in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

Timothy N. Spence

2024	10,107,358	(6,418,555)	12,868,230	16,557,033

2023	9,385,726	(6,381,769)	8,123,193	11,127,150

2022	8,138,659	(5,437,487)	4,684,308	7,385,480

Greg D. Carmichael

2022	11,020,287	(6,850,015)	4,912,119	9,082,391

2021	10,531,649	(5,750,002)	16,216,100	20,997,747

2020	9,797,589	(5,500,000)	3,464,113	7,761,702

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	4,997,796	(3,384,239)	5,274,910	6,888,467

2023	2,659,424	(1,316,236)	1,890,686	3,233,874

2022	2,764,020	(1,396,259)	856,107	2,223,867

2021	3,061,398	(1,374,990)	3,445,692	5,142,100

2020	2,325,412	(1,118,053)	729,479	1,936,839
The amounts in the Inclusion of Equity V
a
lues in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)

Timothy N. Spence

2024	8,688,375	4,293,218	0	(113,363)	0	0	12,868,230

2023	6,071,861	1,876,851	0	174,481	0	0	8,123,193

2022	4,603,129	(232,977)	0	314,156	0	0	4,684,308

Greg D. Carmichael

2022	4,614,693	(980,218)	0	1,277,644	0	0	4,912,119

2021	8,124,828	7,454,466	0	630,552	0	6,254	16,216,100

2020	5,164,819	(1,301,870)	0	(435,141)	0	36,305	3,464,113

Fifth Third 2025 Proxy Statement	77

PAY VERSUS PERFORMANCE

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	4,481,098	838,602	0	(44,790)	0	0	5,274,910

2023	1,252,318	519,821	0	118,547	0	0	1,890,686

2022	940,627	(171,946)	0	80,293	0	7,134	856,107

2021	1,942,879	1,380,064	0	124,663	0	8,086	3,445,692

2020	1,081,407	(254,970)	0	(104,479)	0	7,521	729,479

(4)
The Peer Group TSR set forth in this table utilizes the KBW Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted ROACE to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024, given its impact on our determination of the change in value of the Performance Shares issued to those officers. As described in the Compensation Discussion and Analysis, the core performance measure for Performance Shares granted is Adjusted ROACE, measured against our peer group over a three-year performance period. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Provided in the table above are the corresponding fiscal year Adjusted ROACE measure, versus the cumulative three-year measurement. Adjusted ROACE is a non-GAAP measure and is calculated as cumulative adjusted net income available to our common shareholders divided by average adjusted common shareholders’ equity. Adjusted net income available to our common shareholders is determined based upon the financial results for the fiscal year, adjusted for the following items: changes in tax laws, generally accepted accounting principles, or other laws or provisions affecting reported results; significant legal and regulatory settlements; asset write-downs, write-offs, dispositions, or sales resulting from a change in business strategy; Mark-to-Market impacts on the Visa swap and gains associated with the redemption or sale of Visa shares; merger-related, restructuring, early debt extinguishment, and other-than-temporary impairment charges; gains or losses on securities. Average adjusted common shareholders’ equity is based upon reported financial results, adjusted to exclude accumulated other comprehensive income.

78

PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the five most recently completed fiscal years.

Fifth Third 2025 Proxy Statement	79

PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted ROACE
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Annual Adjusted ROACE during each of the five most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Fifth Third Bancorp Adjusted ROACE[1]
Compensation Actually Paid ($'s in millions)
Adjusted ROACE
$25
$20
$15
$10
$5
$0
16%
14%
12%
10%
8%
6%
4%
2%
2020
2021
2022
2023
2024
7.8
1.9
8.36%
21.0
5.1
14.47%
9.1
7.4
2.2
12.53%
-
11.1
3.2
11.92%
-
16.6
6.9
10.64%
Compensation Actually Paid to Greg D. Carmichael
Compensation Actually Paid to Timothy N. Spence
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted ROACE

(1)
Adjusted ROACE is a non-GAAP measure and is calculated as cumulative adjusted net inc
o
me available to our common shareholders divided by average adjusted common shareholders’ equity. Adjusted net income available to our common shareholders is determined based upon the financial results for the fiscal year, adjusted for the following items: changes in tax laws, generally accepted accounting principles, or other laws or provisions affecting reported results; significant legal and regulatory settlements; asset write-downs, write-offs, dispositions, or sales from a change in business strategy; Mark-to-Market impacts on the Visa swap and gains associated with the redemption or sale of Visa shares; merger-related, restructuring, early debt extinguishment, and other-than-temporary impairment charges; gains or losses on securities. Average adjusted common shareholders’ equity is based upon reported financial results, adjusted to exclude accumulated other comprehensive income.

80

PAY VERSUS PERFORMANCE

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the KBW Bank Index over the same period.

Tabular List of Most Important Performance Measures
The following table presents the financial performance measures that the Company considers to be the
m
ost important in linking Compensation Actually Paid to our PEOs and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Adjusted Return on Average Common Equity
Adjusted Earnings Per Share
Adjusted Return on Assets
Adjusted Efficiency Ratio

Fifth Third 2025 Proxy Statement	81

Certain Transactions

The Charter of the Company’s Human Capital and Compensation Committee requires that the Human Capital and Compensation Committee approve all related person or affiliate transactions between Fifth Third Bancorp and any of its affiliates, directors, officers, and/or employees or in which any of such persons directly or indirectly is materially interested or benefited. Loans to directors, executive officers, and their immediate family members have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Fifth Third, and do not involve more than the normal risk of collectability or present other unfavorable features. The Board reviews all extensions of credit made to directors and executive officers and related interests which are subject to the Federal Reserve Board Regulation O. For 2024, all of these extensions of credit complied with the policies and procedures governed by Federal Reserve Board Regulation O.

Certain of these related person transactions are required to be disclosed by Fifth Third Bancorp in this Proxy Statement:

One of our directors, Katherine B. Blackburn, is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. Fifth Third Bancorp’s corporate headquarters is located in Cincinnati and the region is a significant market for the Company. During 2024, we paid the Cincinnati Bengals approximately $2.9 Million for sponsorship arrangements, tickets, and advertising expenses. In 2020, Fifth Third and the Cincinnati Bengals signed a five-year sponsorship contract that calls for total payments by Fifth Third Bancorp during that period of up to $2.05 million per year, subject to a 3.5% escalator per year. The sponsorship contract was negotiated at arms-length and on market terms and Ms. Blackburn did not participate in the negotiations or execution of the contract. Fifth Third’s sponsorship of the Cincinnati Bengals began prior to Ms. Blackburn’s election as a director.

By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements. The Board of Directors considered this relationship in concluding that Ms. Blackburn is nonetheless independent for the reasons stated in this section.

Noel Hamilton is employed by Fifth Third Bank as a Senior Vice President. He is the brother-in-law of Kristine R. Garrett, who is an Executive Vice President of Fifth Third Bancorp. In 2024, Mr. Hamilton received compensation of approximately $498,051 including base salary and incentive and equity compensation, as well as benefits generally available to similarly situated employees.

The compensation package of Noel Hamilton was established by Fifth Third Bancorp in accordance with its employment and compensation policies and practices applicable to employees with equivalent qualifications and responsibilities in similar positions.

We have also engaged in transactions with certain entities that have reported beneficial ownership of over five percent of our Common Stock. In 2024, we paid BlackRock Financial Management, Inc. approximately $3.8 Million for tools used to manage an investment portfolio, including a trading platform, risk analytics, and daily reporting. This business relationship and transaction was conducted at arm’s length in our ordinary course of business.

Additionally, Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its directors, executive officers, and shareholders, and corporations or other entities in which they may own a controlling interest. The loans to such persons and/or entities (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to Fifth Third Bancorp.

82

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors, which may be found in the Corporate Governance section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2024, the Committee met 10 times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the SEC with the Chief Executive Officer, Chief Financial Officer, Controller, and the independent external audit firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent external audit firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors, and the independent external audit firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Committee reviewed both with the independent external audit firm and internal auditors, their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent external audit firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024 and management’s assessment as to the effectiveness of Company’s internal control over financial reporting as of December 31, 2024 with management and the independent external audit firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assessment of the effectiveness of the Company’s internal control over financial reporting and the independent external audit firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent external audit firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Committee also appointed the independent external audit firm for 2025.

Eileen A. Mallesch, Chair

B. Evan Bayh, III

Jorge L. Benitez

Linda W. Clement-Holmes

C. Bryan Daniels

Gary R. Heminger

Kathleen A. Rogers

Fifth Third 2025 Proxy Statement	83

Principal Independent External Audit Firm Fees

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2024 and December 31, 2023 by the Company’s independent external audit firm Deloitte & Touche LLP.

	December 31,
	2024	2023

Audit fees	$5,717,850	$5,548,950

Audit-related fees(1)	1,487,700	2,212,900

Tax fees(2)	1,112,878	385,762

All other fees(3)	21,450	19,815

	$8,339,878	$8,167,427

(1)

Includes fees for services related to benefit plan audits, stand-alone statutory audits, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 18, loan servicing reports, comfort letters, and trust compliance.

(2)

Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2024, $830,686 represents fees for tax compliance services and $282,192 represents fees for tax consulting and planning services; and for 2023 $285,756 represents fees for tax compliance services and $100,006 represents fees for tax consulting and planning services.

(3)	Includes fees for accounting subscription services. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent external audit firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair, whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than five percent of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2024 or 2023 pursuant to this exception.

84

Company Proposal 1: Independent External

Audit Firm (Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders ratify the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent external audit firm for the Company for the year 2025. The firm has served as the independent external audit firm for Fifth Third Bank since 1970 and for the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire, and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent external audit firm, but the appointment is submitted by the Audit Committee to give the shareholders a voice in the designation of the independent external audit firm. If the resolution ratifying Deloitte & Touche LLP as the Company’s independent external audit firm is rejected by the shareholders, then the Audit Committee will take the opportunity to re-evaluate its choice of independent external audit firm. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent external audit firm. The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP.

The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external audit firm is in the best interest of the Company and its investors.

Vote Required

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock and Series A, Class B Preferred Stock, voting together as a single class, present electronically or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the appointment of Deloitte & Touche LLP.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE RESOLUTION.

Fifth Third 2025 Proxy Statement	85

Company Proposal 2: Advisory Vote on Compensation of Named Executive Officers (Item 3 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our Named Executive Officers through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of Fifth Third Bancorp’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section, and the compensation tables, any related material in this Proxy Statement for its 2025 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in the “Compensation Discussion and Analysis,” the Human Capital and Compensation Committee has determined that the compensation structure for executive officers is effective and appropriate and has determined that the Company’s aggregate 2024 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable, appropriate, and align our executive officers’ interests with the long-term interests of our shareholders. Shareholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

We conduct “Say-on-Pay” advisory votes on an annual basis.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock and Series A, Class B Preferred Stock, voting together as a single class, present electronically or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this advisory proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

86

Compensation Committee Interlocks and Insider Participation

In 2024, the Human Capital and Compensation Committee members were Messrs. Akins, Benitez, Brumback, Heminger, and McCallister and Mses. Clement-Holmes, Rogers, and Williams. No executive officer of Fifth Third serves on any board of directors or compensation committee of an entity that compensates any member of the Human Capital and Compensation Committee.

Fifth Third 2025 Proxy Statement	87

Certain Beneficial Owners

Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such security. Pursuant to publicly available information and filings, the following table contains information regarding the only persons who, to our knowledge, beneficially own more than five percent of our common stock as of February 15, 2025:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	87,331,391(1)	12.82%

Common stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	56,953,542(2)	8.4%

Common stock	Capital World Investors 333 South Hope Street 55th Floor Los Angeles, California 90071	33,754,731(3)	5.0%

(1)

The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G filed with the SEC on February 14, 2024, in aggregate, the Vanguard Group and the affiliated entities included in the Schedule 13G have shared voting power over 880,412 shares of common stock, have sole dispositive power over 84,313,332 shares of common stock, and have shared dispositive power over 3,018,069 shares of common stock.

(2)

BlackRock, Inc. owns the above holdings in its capacity as a parent company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on January 25, 2024, in aggregate, BlackRock, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 51,741,768 shares of common stock and have sole dispositive power over 56,953,542 shares of common stock.

(3)

Capital World Investors owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the schedule 13G filed on February 11, 2025, in aggregate, Capital World Investors has sole voting power over 33,723,066 shares of common stock and has sole dispositive power over 33,754,731 shares of common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our stock, to file reports of ownership and changes in ownership with the SEC. Executive officers and directors, and persons who own greater than ten percent of a registered class of our stock, are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

The Company believes that, for the period from January 1, 2024 through December 31, 2024, its executive officers and directors complied with all filing requirements applicable to them with one exception. On October 9, 2024, the Company filed a Form 4 on behalf of Mr. Harvey regarding transactions related to personal trusts owned by him or of which he has a beneficial interest. The Company based this determination solely on its review of such forms filed electronically or written representations from certain reporting persons that no Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 was required for those persons.

88

2026 Shareholder Proposals

Shareholder Proposals to be included in Fifth Third Bancorp’s Proxy Statement. In order for a shareholder proposal for the 2026 Annual Meeting of Shareholders to be eligible for inclusion in our Proxy Statement, it must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by Fifth Third Bancorp on or before November 4, 2025 at the following address or facsimile number:

Fifth Third Bancorp

c/o Fifth Third Legal Department

Office of the Corporate Secretary

38 Fountain Square Plaza

MD10907F

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: 513-534-6757

Proposals or nominations not submitted in accordance with such requirements, subject to our Regulations, will be deemed untimely or otherwise deficient; however, we will have discretionary authority to include such proposals or nominations in the proxy materials for the 2026 Annual Meeting of Shareholders.

Nominees to the Board of Directors for Inclusion in Fifth Third Bancorp’s Proxy Statement: In 2020, the Board of Directors adopted amendments to our Regulations to implement proxy access for the election of directors. An eligible shareholder or group of up to 20 shareholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least three percent of our outstanding common stock, may nominate and include in our Proxy Statement director nominees constituting up to 20% of the total number of our directors (subject to certain adjustments) provided that the shareholders and their nominees satisfy the requirements specified in Article II, Section 12 of our Regulations. Notice of nominations under the proxy access provisions of our Regulations for our 2026 Annual Meeting of Shareholders must be received by our Corporate Secretary at the address listed above by no earlier than October 5, 2025 and no later than the close of business on November 4, 2025, assuming that we do not change the date of our 2026 Annual Meeting of Shareholders by more than 30 days from the date of our 2025 Annual Meeting of Shareholders.

Shareholder Proposals not included in Fifth Third Bancorp’s Proxy Statement. Any shareholder who intends to nominate a person for election to the Board, or to propose other business to be considered by the shareholders, at the 2026 Annual Meeting of Shareholders without such nomination or proposal being included in our Proxy Statement as a shareholder proposal must be a record holder of shares entitled to vote at the meeting and must send a notice that complies with all of the applicable requirements set forth in Article II, Section 11 of our Regulations and Rule 14a-19 of the Securities Exchange Act of 1934 to the Corporate Secretary using the address and facsimile number listed above no earlier than December 16, 2025 and no later than January 15, 2026. Among other requirements, the notice must include information required by the Company’s Regulations. In addition to the foregoing, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Securities and Exchange Rule 14a-19(b).

Our Regulations, which set forth the detailed requirements for making nominations to the Board using proxy access and for making nominations to the Board and proposing other business to be considered by the shareholders at shareholder meetings without inclusion in our Proxy Statement as a shareholder proposal, may be found in the Corporate Governance section of our website at www.53.com.

Fifth Third 2025 Proxy Statement	89

Other Business

Our Regulations provide that only such business will be conducted as is properly brought before the meeting in accordance with the procedures set forth in Article II, Sections 11 and 12 of the Regulations. Except as otherwise provided by law, our Articles, or our Regulations, the determination of whether any business sought to be brought before the Annual Meeting of Shareholders is properly brought before such meeting will be made by the Chair of such meeting. If the Chair determines that any business is not properly brought before the meeting, then any such business will not be conducted or considered.

Discretion of Proxies. The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of Fifth Third Bancorp. No other shareholder has informed us of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

Series A, Class B Preferred Stock. The total voting power of the holders of Series A, Class B Preferred Stock is equal to 4,800,000 votes of our Common Stock, or less than one percent of the voting power of our outstanding Common Stock. There are 8,000,000 depositary shares of Series A, Class B Preferred Stock, representing 200,000 shares of Series A, Class B Preferred Stock. Each outstanding share of Series A, Class B Preferred stock has 24 votes per share. Each outstanding depositary share represents 1/40 of a share of Series A, Class B Preferred Stock and, therefore, has the right to instruct the depositary with respect to the voting of 1/40th of the 24 votes to which each share of Series A, Class B Preferred Stock is entitled to vote, which is 0.6 vote for each depositary share. All of the outstanding Series A, Class B Preferred Stock is held of record and will be voted at the Annual Meeting by American Stock Transfer & Trust Company, LLC, as depositary, in accordance with instructions received by the depositary from the record holders of the depositary receipts issued with respect to the Series A, Class B Preferred Stock (which we sometimes refer to as depositary shares).

Holders of depositary shares may not vote directly at the Annual Meeting but should follow the directions given to them as to how to instruct the depositary to vote the Series A, Class B Preferred Stock represented by such holder’s depositary shares, using our proxy card, which also serves as voting instructions to the depositary. A failure by the holder of depositary shares to give timely voting instructions to the depositary will result in the Series A, Class B Preferred Stock represented by such holder’s depositary shares not being voted at the Annual Meeting.

Householding. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, or if your household currently receives more than one notice or proxy statement and in the future, you would prefer to participate in householding, please call us toll-free at 1-800-870-0653 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, New York 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

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OTHER BUSINESS

Beneficial shareholders can request information about householding from their bank, broker, or other nominee.

Copies. A copy of our Annual Report on Form 10-K for the most recent fiscal year, as filed with the SEC, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Investor Relations, 38 Fountain Square Plaza, MD 1090FV, Cincinnati, Ohio 45263 or by emailing ir@53.com.

You can also view information and request documents from the Investor Relations page of Fifth Third’s website at ir.53.com. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering our reasonable expenses.

By Order of the Board of Directors

Michael L. Powell

Corporate Secretary

Fifth Third 2025 Proxy Statement	91

Questions and Answers About the Annual Meeting and Voting

What is this document?

This document is called a Proxy Statement. This Proxy Statement includes information regarding the matters to be acted upon at the 2025 Fifth Third Bancorp Annual Meeting of Shareholders (the “Annual Meeting”) and certain other information required by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Select Market (“Nasdaq”).

Our Annual Report for the year 2024, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this Proxy Statement. This Proxy Statement, form of proxy, notice of Annual Meeting, Notice of Internet Availability, and the Annual Report are first being sent or made available to shareholders on or about March 4, 2025.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, April 15, 2025, at 11:30 a.m. Eastern Time. The meeting will occur virtually. There is no physical location for the meeting and you cannot attend in person.

Shareholders and guests may attend the meeting by visiting www.virtualshareholdermeeting.com/FITB2025 beginning at 11:15 a.m. Eastern Time. Guests may attend and listen to the meeting by registering as a guest. Shareholders of record of Common Stock and depositary interests in Series A, Class B Preferred Stock on February 21, 2025 may ask questions at the meeting. To do so, shareholders must use the 16-digit control number that is printed on the Notice of Internet Availability of Proxy Materials or the Proxy Card to log in and access the meeting.

Why am I being provided this Proxy Statement?

Fifth Third Bancorp (the “Company” or “Fifth Third”) is required by the SEC to give you, or provide you access to, this Proxy Statement because it is soliciting your proxy to vote your shares of Fifth Third stock at the Annual Meeting. The enclosed Proxy Statement summarizes information you need to vote at the Annual Meeting. The holders of the Common Stock have one vote per share, and the holders of the Series A, Class B Preferred Stock have 24 votes per share.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you may also direct the proxy how to vote your shares. Three Fifth Third directors, Nicholas K. Akins, Thomas H. Harvey, and Timothy N. Spence, have been designated as the proxies to cast the votes of Fifth Third’s shareholders at the Annual Meeting.

What actions are shareholders approving at the Annual Meeting?

Election of Directors. The Nominating and Corporate Governance Committee of the Board of Directors has recommended a slate of nominees for election to the Board of Directors. Information about these nominees may be found in the Proxy Statement section titled “Election of Directors.”

Company Proposal 1 (Item 2 on Proxy Card): Ratification of Appointment of Auditors. Company Proposal 1 is a proposal to ratify the re-appointment of Deloitte & Touche LLP as our independent external audit firm for 2025. This approval is not required by law to appoint an independent external audit firm, but the appointment is submitted by the Audit Committee to give shareholders a voice in the designation of the independent external audit firm. If this resolution is rejected by the shareholders, then

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

the Audit Committee will take the opportunity to reevaluate its choice of independent external audit firm. Even if this resolution is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Company Proposal 2 (Item 3 on Proxy Card): Advisory Approval of Executive Compensation. Company Proposal 2 is an annual advisory vote to approve the compensation of our named executive officers (“NEOs”). The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives.

What vote is required to approve the proposals considered at the Annual Meeting?

Election of Directors (Item 1 on Proxy Card). Our directors are elected by the holders of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class. The holders of the Common Stock have one vote per share, and the holders of the Series A, Class B Preferred Stock have 24 votes per share. In an uncontested election of directors, each nominee for director receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. In the event of a contested election, the nominees receiving the greatest number of votes “for” his or her election will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and our Articles of Incorporation and Regulations.

Company Proposals 1-2 (Items 2-3 on Proxy Card). Company proposals 1-2 at the Annual Meeting require the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock and Series A, Class B Preferred Stock, voting together as a single class, present electronically or by proxy at the Annual Meeting and entitled to vote on each such proposal. Abstentions will have the same effect as a vote cast against such proposal and shares not voted on these proposals by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on these proposals and will have no effect on the outcome.

It is important to vote your shares at the Annual Meeting.

Who may vote and what constitutes a quorum at the meeting?

Holders of Fifth Third Common Stock and Series A, Class B Preferred Stock on February 21, 2025 are entitled to vote on every matter that is to be voted on at the Annual Meeting. Please see the following question for more information on voting shares of Series A, Class B Preferred Stock.

To conduct the Annual Meeting, a majority of the voting power of Fifth Third Common Stock and Series A, Class B Preferred Stock, together constituting a single class, entitled to vote at the Annual Meeting on every matter that is to be voted on must be present electronically or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote electronically at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum.

How many votes do I have?

Each share of Fifth Third common stock outstanding on February 21, 2025 is entitled to one vote on all proposals at the meeting, either electronically or by proxy.

Each share of outstanding Series A, Class B Preferred Stock on February 21, 2025 has 24 votes per share on all proposals at the meeting, either electronically or by proxy. All of the outstanding Series A, Class B Preferred Stock is held of record and will be voted at the Annual Meeting by American Stock Transfer &

Fifth Third 2025 Proxy Statement	93

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Trust Company, LLC, as depositary, in accordance with instructions received by the depositary from the record holders of the depositary receipts issued with respect to the Series A, Class B Preferred Stock (which we sometimes refer to as depositary shares). Each outstanding depositary share represents 1/40 of a share of Series A, Class B Preferred Stock and, therefore, has the right to instruct the depositary with respect to the voting of 1/40th of the 24 votes to which each share of Series A, Class B Preferred Stock is entitled to vote, which is 0.6 vote for each depositary share. Holders of depositary interests in the Series A, Class B Preferred Stock may not vote directly at the Annual Meeting but should follow the directions given to them as to how to instruct the depositary to vote the Series A, Class B Preferred Stock represented by such holder’s depositary interests, using our proxy card which also serves as voting instructions to the depositary. A failure by the holder of depositary shares to give timely voting instructions to the depositary will result in the Series A, Class B Preferred Stock represented by such holder’s depositary shares not being voted at the Annual Meeting.

As of the close of business on February 21, 2025, there were approximately 668,098,917 shares of Fifth Third common stock outstanding and entitled to vote and 200,000 shares (or 8,000,000 depositary shares) of Series A, Class B Preferred Stock outstanding and entitled to vote. The total voting power of all outstanding shares of Series A, Class B Preferred Stock is equal to 4,800,000 votes of our Common Stock, or less than one percent of the total voting power of our outstanding Common Stock.

The shares represented by all properly executed proxies that are sent to us will be voted as designated and each not designated will be voted and counted as described below. Each person giving a proxy may revoke it by giving notice to us in writing or in open meeting at any time before it is voted.

Fifth Third bears the expense of soliciting proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers, and other regular employees, who will receive no additional compensation therefore in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy materials to the beneficial owners of the stock, and we will reimburse them for their expenses. We have retained D.F. King & Co., a proxy solicitation firm to assist us in soliciting proxies. We anticipate that the costs of D.F. King’s proxy solicitation services will be approximately $14,500, plus reasonable out-of-pocket expenses.

How do I vote?

Record Shareholders. A shareholder who owns Common Stock in Fifth Third directly, and not through a broker, bank, or other nominee (“record holder” or “record shareholder”), may vote electronically at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

2.	Telephone: You may call toll-free 1-800-690-6903 and follow the instructions on the proxy card or on the Notice of Internet Availability.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card in the postage-paid envelope provided.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy, but you must vote no later than 11:59 p.m. Eastern Time on April 14, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 10, 2025 for shares held in a Plan.

Holders of depositary shares representing the Series A, Class B Preferred Stock are not record holders of the Series A, Class B Preferred Stock and must instruct the depositary as to how the Series A, Class B Preferred Stock represented by the depositary interests are to be voted. Your proxy serves as your voting instructions to the depositary. You may use the Internet or telephone to submit your proxy (voting instructions), but you must submit your proxy by 11:59 p.m. Eastern Time on April 10, 2025.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Street Name Shareholders. Shareholders who hold shares in “street name,” that is, through a broker, bank, or other nominee (“beneficial holder” or “street name shareholder”), should instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded. Please see “Can my broker vote for me?” below.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as follows:

•	“FOR” the election of each of the directors nominated by the Fifth Third Bancorp Nominating and Corporate Governance Committee;

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent external audit firm (Company Proposal 1); and,

•	“FOR” the advisory vote on the Company’s compensation of its Named Executive Officers (Company Proposal 2).

Can my broker vote for me?

If you are a beneficial holder of shares and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares generally has discretionary authority to vote on “routine” matters without receiving instructions from you but cannot vote on “non-routine” matters unless you provide instructions. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Company Proposal 2 is considered a non-routine matter under applicable rules. A broker, bank, or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with the election of directors and Company Proposal 2. It is important to instruct your broker, bank, or other nominee to vote your shares.

The ratification of the selection of Deloitte & Touche LLP as the Company’s independent external audit firm for 2025 (Company Proposal 1) is considered a routine matter under applicable rules. A broker or other nominee generally exercises its discretionary authority to vote on routine matters without instructions. Although brokers and other nominees are not required to exercise discretionary authority, we expect that no broker non-votes will exist in connection with Company Proposal 1.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with us an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote electronically. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote your shares by proxy.

How are proxy materials delivered?

We control costs by following SEC rules that allow for the delivery of proxy materials to our shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Record holders will have a Notice of Internet Availability of Proxy Materials delivered directly to their

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

mailing address. Beneficial holders will have a Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares. Shareholders who have requested paper copies of all proxy materials and certain institutional and other shareholders will also receive paper copies of the other proxy materials including this Proxy Statement, the 2024 Annual Report of Fifth Third Bancorp, and a proxy card or voting instruction sheet.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

What if I share an address and a last name with other Fifth Third shareholders?

To reduce the expenses of delivering duplicate proxy materials to shareholders, we are relying upon SEC “householding” rules that permit delivery of only one set of applicable proxy materials to multiple shareholders who share an address and have the same last name, unless we receive contrary instructions from any shareholder at that address. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call 1-800-870-0653 (toll-free) in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street—22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. Requests will be responded to promptly.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that the shareholder(s) wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

How do I request a paper or e-mail copy of the proxy materials?

Record Shareholders. Record holders may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 16-digit control number located on your proxy card or Notice of Internet Availability.

1.	Call the toll-free telephone number 1-800-579-1639 and follow the instructions provided;

2.	Access the website www.proxyvote.com and follow the instructions provided; or

3.

Send an e-mail to sendmarterial@proxyvote.com with your control number in the subject line. The remainder of the email should be blank. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

Please make your request for a copy on or before April 1, 2025 to facilitate timely delivery.

Street Name Shareholders. Beneficial holders, also known as street name shareholders, should request copies of the proxy materials by following the instructions provided by their bank, broker, or other nominee.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can I attend the virtual Annual Meeting?

The Annual Meeting is being held virtually. There will be no physical meeting and you cannot attend in person. Please refer to page 2 for instructions on how to attend the virtual Annual Meeting. Individuals who are not shareholders of the Company will be permitted to listen to the Annual Meeting. In order to vote (though not holders of depositary shares representing Series A, Class B Preferred Stock), examine the shareholder list, or submit questions at the Annual Meeting, you must be one of the following:

1.	Record holder of Fifth Third common stock or of Series A, Class B Preferred Stock;

2.	Holder of depositary shares representing Series A, Class B Preferred Stock;

3.	Beneficial holder of Fifth Third Common Stock or of depositary shares representing Series A, Class B Preferred Stock; or

4.	Authorized representative of persons or entities who are beneficial holders of Fifth Third common stock or of depositary shares representing Series A, Class B Preferred Stock.

Can I participate in the Annual Meeting?

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting. Shareholders of the Company will be able to attend, examine the shareholder list, and submit questions before and during a portion of the meeting via the online platform. Shareholders may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/FITB2025, typing a question into the “Ask a Question” field, and clicking submit. You may submit questions beginning on April 8, 2025 by logging onto proxyvote.com with your 16-digit control number. Questions which comply with the Rules of Conduct and that are germane to the purpose of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we may combine them.

Shareholders (but not holders of depositary shares representing Series A, Class B Preferred Stock) may vote during the Annual Meeting. Shareholders may also vote before the date of the Annual Meeting, by proxy or by telephone using one of the methods provided on the proxy card. We recommend that shareholders vote by mail, internet, or telephone prior to the Annual Meeting, even if they plan to attend the Annual Meeting virtually.

What if I experience technical difficulties logging into the virtual Annual Meeting?

Shareholders encountering difficulty accessing the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the Company through Broadridge Financial Solutions, Inc. Technical support information is provided on the sign-in page for all shareholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number listed on the Annual Meeting sign-in page.

How do I propose actions for the 2026 Annual Meeting of Shareholders?

Shareholder Proposals to be included in our 2026 Proxy Statement. In order for a shareholder proposal for the 2026 Annual Meeting of Shareholders to be eligible for inclusion in our proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) and must be received by us on or before the date provided on page 89 at the address or facsimile number provided on page 89.

Shareholder Proposals not included in our 2026 Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2026 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Corporate Secretary during the period referenced on page 89 using the address and facsimile number listed on page 89.

Fifth Third 2025 Proxy Statement	97

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who can I call for help in voting my shares?

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-870-0653.

Who can I contact with questions about my investment in Fifth Third?

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090FV, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of our website at ir.53.com.

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FIFTH THIRD BANCORP

38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 14, 2025 for Common Stock held directly and by 11:59 p.m. Eastern Time on April 10, 2025 for Common Stock held in a Plan and for depositary shares representing Series A, Class B Preferred Stock held directly. Have this card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting, if you hold Common Stock - Go to

www.virtualshareholdermeeting.com/FITB2025

You may attend the meeting via the Internet and, if you hold Common Stock, vote during the meeting. The 2025 Annual Meeting of Shareholders will be online in a virtual meeting format via live webcast. You will not be able to attend the Annual Meeting physically in person. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 14, 2025 for Common Stock held directly and by 11:59 p.m. Eastern Time on April 10, 2025 for Common Stock held in a Plan and depositary shares representing Series A, Class B Preferred Stock held directly. Have this card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62963-P25005      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIFTH THIRD BANCORP

The Board of Directors recommends a vote “FOR” the election of all Directors, and “FOR” Items 2 and 3.

1.	Election of 13 members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2026:

Nominees:		For	Against	Abstain

1a.	Nicholas K. Akins	☐	☐	☐

1b.	B. Evan Bayh, III	☐	☐	☐

1c.	Jorge L. Benitez	☐	☐	☐

1d.	Katherine B. Blackburn	☐	☐	☐

1e.	Linda W. Clement-Holmes	☐	☐	☐

1f.	C. Bryan Daniels	☐	☐	☐

1g.	Laurent Desmangles	☐	☐	☐

1h.	Mitchell S. Feiger	☐	☐	☐

1i.	Thomas H. Harvey	☐	☐	☐

			For	Against	Abstain

	1j.	Gary R. Heminger	☐	☐	☐

	1k.	Eileen A. Mallesch	☐	☐	☐

	1l.	Kathleen A. Rogers	☐	☐	☐

	1m.	Timothy N. Spence	☐	☐	☐

2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2025.		☐	☐	☐

3.	An advisory vote on approval of the Company’s compensation of its named executive officers.		☐	☐	☐

Please sign exactly as name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at www.proxyvote.com.

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V62964-P25005

PROXY CARD AND VOTING INSTRUCTIONS FOR VIRTUAL MEETING

This is a proxy card for shares of Common Stock you hold directly and voting instructions to the depositary for depositary shares representing Series A, Class B Preferred Stock you hold directly.

FIFTH THIRD BANCORP	ANNUAL SHAREHOLDERS MEETING

THIS PROXY AND VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Nicholas K. Akins, Thomas H. Harvey, and Timothy N. Spence, and each of them, with full power of substitution and power to act alone, as proxies (the “PROXIES”) to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held live via the Internet at www.virtualshareholdermeeting.com/FITB2025 on April 15, 2025 at 11:30 a.m. Eastern Time, and at any adjournments or postponements thereof.

FOR HOLDERS OF DEPOSITARY SHARES REPRESENTING INTERESTS IN FIFTH THIRD BANCORP 6.00% NON-CUMULATIVE PERPETUAL CLASS B PREFERRED STOCK, SERIES A (THE “SERIES A, CLASS B PREFERRED STOCK”):

All of the outstanding shares of Fifth Third Bancorp Series A, Class B Preferred Stock are held of record and will be voted at the Annual Meeting by American Stock Transfer & Trust Company, LLC, as depositary, in accordance with instructions received from the record holders of the depositary shares issued with respect to the Series A, Class B Preferred Stock. The Series A, Class B Preferred Stock is entitled to 24 votes per share, and each outstanding depositary share represents 1/40 of a share of Series A, Class B Preferred Stock. The depositary will vote the Series A, Class B Preferred Stock represented by all depositary shares held by the person(s) whose signature(s) appear on the reverse side of this proxy card in accordance with instructions indicated on the reverse side of this card by such holder. The depositary will not vote Series A, Class B Preferred Stock represented by depositary shares for which the holder has not returned voting instructions. Holders of depositary shares may not vote directly at the Annual Meeting.

In their discretion, the PROXIES and the depositary holding the Series A, Class B Preferred Stock are authorized to vote upon such other business as may properly come before the meeting. These shares represented by this proxy and these voting instructions when executed will be voted in the manner directed herein by the undersigned. If no direction is made, the shares represented by this proxy and these voting instructions will be voted FOR the election of Directors, and FOR Items 2 and 3.

(Continued, and please sign on reverse side.)